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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                           QUEST RESOURCE CORPORATION

                               STP CHEROKEE, INC.

                                       AND

                  THE SOLE STOCKHOLDER OF STP CHEROKEE, INC.





                          Dated as of November 8, 2002


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                                TABLE OF CONTENTS
                                -----------------
                                                                           Page
                                                                           ----

ARTICLE I   DEFINITIONS   ...................................................1
        Section 1.01      Certain Definitions ...............................1
        Section 1.02      Other Definitions .................................3

ARTICLE II  THE REORGANIZATION ..............................................4
        Section 2.01      Adoption of Plan of Exchange ......................4
        Section 2.02      Certain Preliminary Actions .......................5
        Section 2.03      Transfer by the Sole Stockholder ..................5
        Section 2.04      Quest Stock Issuance ..............................5
        Section 2.05      Closing ...........................................5
        Section 2.06      Exchange of Certificates ..........................5
        Section 2.07      Securities Laws Issues ............................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF QUEST .........................6
        Section 3.01      Organization and Qualification ....................6
        Section 3.02      Charter Documents .................................6
        Section 3.03      Subsidiaries ......................................6
        Section 3.04      Capitalization ....................................7
        Section 3.05      Authority Relative to this Agreement...............8
        Section 3.06      No Conflict; Required Filings and Consents ........9
        Section 3.07      Permits; Compliance ..............................10
        Section 3.08      SEC Filings; Financial Statements ................10
        Section 3.09      Absence of Certain Changes or Events .............11
        Section 3.10      Absence of Litigation ............................11
        Section 3.11      Employee Benefit Plans; Labor Matters ............11
        Section 3.12      Contracts ........................................14
        Section 3.13      Environmental Matters ............................16
        Section 3.14      Intentionally Omitted ............................18
        Section 3.15      Taxes ............................................18
        Section 3.16      Vote Required.....................................20
        Section 3.17      Assets; Absence of Liens and Encumbrances ........20
        Section 3.18      Intentionally Omitted ............................20
        Section 3.19      Intentionally Omitted ............................20
        Section 3.20      Certain Interests ................................20
        Section 3.21      Insurance Policies ...............................20
        Section 3.22      Restrictions of Business Activities ..............20
        Section 3.23      Brokers ..........................................21
        Section 3.24      State Takeover Statutes ..........................21
        Section 3.25      Customers and Suppliers ..........................21
        Section 3.26      Tax Matters ......................................21
        Section 3.27      Boards of Directors and Officers .................21
        Section 3.28      Valid Issuance of Quest Shares ...................22
        Section 3.29      Registration Statement Eligibility; Rule 144 .....22
        Section 3.30      Powers of Attorney ...............................22

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        Section 3.31      No Misstatements .................................22
        Section 3.32      No Other Representations or Warranties ...........22

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SOLE
            STOCKHOLDER.....................................................23
        Section 4.01      Organization and Qualification ...................23
        Section 4.02      Charter Documents ................................23
        Section 4.03      Subsidiaries .....................................23
        Section 4.04      Capitalization ...................................24
        Section 4.05      Authority Relative to this Agreement .............24
        Section 4.06      No Conflict; Required Filings and Consents .......25
        Section 4.07      Permits; Compliance ..............................25
        Section 4.08      SEC Filings; Financial Statements ................26
        Section 4.09      Absence of Certain Changes or Events .............26
        Section 4.10      Absence of Litigation ............................26
        Section 4.11      Employee Benefit Plans; Labor Matters ............27
        Section 4.12      Contracts ........................................30
        Section 4.13      Environmental Matters ............................32
        Section 4.14      Intentionally Omitted ............................33
        Section 4.15      Taxes ............................................33
        Section 4.16      Intentionally Omitted ............................34
        Section 4.17      Assets; Absence of Liens and Encumbrances ........34
        Section 4.18      Intentionally Omitted ............................34
        Section 4.19      Intentionally Omitted ............................35
        Section 4.20      Certain Interests ................................35
        Section 4.21      Insurance Policies ...............................35
        Section 4.22      Restrictions of Business Activities ..............35
        Section 4.23      Brokers ..........................................35
        Section 4.24      State Takeover Statutes ..........................35
        Section 4.25      Customers and Suppliers ..........................35
        Section 4.26      Tax Matters ......................................35
        Section 4.27      Boards of Directors and Officers .................36
        Section 4.28      Intentionally Omitted ............................36
        Section 4.29      Intentionally Omitted ............................36
        Section 4.30      Powers of Attorney ...............................36
        Section 4.31      No Misstatements .................................36
        Section 4.32      Additional Representations and Warranties of
                          Company and Sole Stockholder .....................37
        Section 4.33      No Other Representations or Warranties ...........37

ARTICLE V   INTENTIONALLY OMITTED ..........................................37

ARTICLE VI  INTENTIONALLY OMITTED ..........................................37

ARTICLE VII ADDITIONAL AGREEMENTS ..........................................37
        Section 7.01      Intentionally Omitted ............................37
        Section 7.02      Intentionally Omitted ............................37


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        Section 7.03      Employee Benefits Matters ........................38
        Section 7.04      Further Action; Consents; Filings ................38
        Section 7.05      Plan of Reorganization ...........................38
        Section 7.06      No Public Announcement ...........................39
        Section 7.07      Expenses .........................................39
        Section 7.08      Boards of Directors and Officers .................39
        Section 7.09      Refinancing ......................................40
        Section 7.10      Additional Deliveries by Sole Stockholder ........40

ARTICLE VIII  CONDITIONS TO THE REORGANIZATION .............................40
        Section 8.01      Conditions to the Obligations of Each Party ......40
        Section 8.02      Conditions to the Obligations of Quest ...........41
        Section 8.03      Conditions to the Obligations of the
                          Stockholder ......................................42

ARTICLE IX  INTENTIONALLY OMITTED ..........................................44

ARTICLE X   INDEMNIFICATION ................................................44
        Section 10.01     Survival of Representations and Warranties .......44
        Section 10.02     Indemnification ..................................44
        Section 10.03     Indemnification Procedures .......................45
        Section 10.04     Manner of Reimbursement ..........................47

ARTICLE XI  GENERAL PROVISIONS .............................................47
        Section 11.01     Notices ..........................................47
        Section 11.02     Severability .....................................47
        Section 11.03     Assignment; Binding Effect; Benefit ..............48
        Section 11.04     Incorporation of Exhibits ........................48
        Section 11.05     Specific Performance .............................48
        Section 11.06     Governing Law; Forum .............................48
        Section 11.07     Time of the Essence ..............................48
        Section 11.08     Waiver of Jury Trial .............................48
        Section 11.09     Construction .....................................48
        Section 11.10     Further Assurances ...............................49
        Section 11.11     Headings .........................................49
        Section 11.12     Counterparts .....................................49
        Section 11.13     Entire Agreement .................................49


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                                    EXHIBITS

Exhibit A   Intentionally Omitted
Exhibit B   Intentionally Omitted
Exhibit C   Stockholder Representation Letter
Exhibit D   Company Tax Certificate
Exhibit E   Quest Tax Certificate
Exhibit F   Intentionally Omitted
Exhibit G   Amended Bylaws
Exhibit H   Cash Employment Agreement
Exhibit I   Lamb Employment Agreement
Exhibit J   Voting Agreement


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                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of November 8, 2002 by and among Quest Resource Corporation, a Nevada corporation ("Quest"), STP Cherokee, Inc., an Oklahoma corporation (the "Company"), and Jerry D. Cash, the sole stockholder of the Company (the "Sole Stockholder").

                                   WITNESSETH:

      WHEREAS, prior to the date hereof, the Company contributed certain of its assets to STP Newco, Inc., a then-newly formed subsidiary of the Company (the "Separate Corporation") and transferred all of the capital stock of the Separate Corporation to the Sole Stockholder (the "Spin-Off"), such that on the Closing Date the Sole Stockholder will be the sole stockholder of the Separate Corporation, which shall not be a part of the Reorganization (as that term is defined below);

      WHEREAS, Quest and the Sole Stockholder deem it desirable and in the best interests of Quest and the Company for Quest to acquire 100% of all of the issued and outstanding common stock of the Company (the "Company Common Stock") from the Sole Stockholder in exchange for shares of the common voting stock, $.001 par value, of Quest (the "Quest Common Stock"), so that the Company will become a controlled subsidiary of Quest and the Sole Stockholder will become an additional stockholder of Quest (collectively, the "Reorganization");

      WHEREAS, for federal income tax purposes, the Reorganization is intended to qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

      WHEREAS, the Sole Stockholder owns all of the Company Common Stock, which Company Common Stock constitutes all of the issued and outstanding capital stock of the Company.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.01 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

     (a) "Affiliate" means, with respect to any Person, any other Person or group of affiliated Persons directly or indirectly controlling (including without limitation all directors and executive officers of such Person), controlled by or under direct or indirect common control with such Person. For purposes of this definition, a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management or policies of such other Person. With respect to an individual Person, another Person shall be deemed to be an Affiliate of that Person if such other Person is a member of that Person's immediate family (i.e., that Person's spouse, and any child, parent, grandparent, brother, half-brother, sister, or half-sister of that Person, and their respective spouses).

     (b) "Business Day" means any day on which banks are not required or authorized to close in Oklahoma City, Oklahoma.

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     (c)  "Charter   Documents"   means  (A)  the  articles  or  certificate  of
incorporation and the bylaws of a corporation; (B) the articles of organization and operating agreement of a limited liability company; (C) the partnership agreement and any statement of partnership of a general partnership; (D) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (E) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (F) any amendments to any of the foregoing.

     (d) "Company Tax Return" means any and all Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax Authority with respect to any Taxable period ending on or before the Closing, by or on behalf of the Company.

     (e) "Exchange Act" means the  Securities  Exchange Act of 1934, as amended.

     (f) "Knowledge" means, with respect to any party hereto, actual knowledge of such party and, if such party is an entity, the actual knowledge of its directors and officers, together with such knowledge that would be gained by such party or such directors and officers upon reasonable inquiry or due investigation.

     (g) "Permitted Encumbrances" means:

     (i) liens for Taxes not at the time due or delinquent or the validity of which is being contested at the time in good faith by or on behalf of the party, but only to the extent the party, at its option, elects to indemnify the other party against such claims;

     (ii) materialmen's, mechanics', repairmen's, employees', contractors', operators' or other similar liens or charges arising in the ordinary course of business incidental to the maintenance or operation of the assets of the party if (1) they have not been filed pursuant to law,
          (2) if filed, they have not yet become due and payable or payment is being withheld as provided by law, or (3) their validity is being contested in good faith by appropriate action, but only to the extent the party, at its option, elects to indemnify the other party against such liens or charges;

     (iii)easements, rights of way, servitudes or other similar rights in land which do not materially detract from the value of the leases or pipelines concerned or materially impair the use of the assets affected thereby;

     (iv) rights  of  general   application   reserved   to  or  vested  in  any
          governmental authority to levy taxes on petroleum substances or the income therefrom;

     (v) lessors' royalties, overriding royalties, reversionary interests and similar burdens; and

     (vi) rights reserved to or vested in municipality or governmental, statutory or public authority to control or regulate any of the assets in any manner, and all applicable laws, rules, and orders of any governmental authority having jurisdiction.

     (h) "Person" means an individual, corporation, partnership, limited liability company, limited partnership, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

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     (i) "Quest Entities" means Quest,  Quest Oil & Gas  Corporation,  Ponderosa
Gas Pipeline Company, Inc., and Quest Energy Service, Inc.

     (j) "Quest Options" shall mean all options to purchase Quest Common Stock (whether vested or unvested and whether exercisable or unexercisable).

     (k) "Quest Stock Plan") means Quest's 1999 Stock Option Plan.

     (l) "Quest Tax Return" means any and all Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax Authority with respect to any Taxable period ending on or before the Closing, by or on behalf of any of the Quest Entities.

     (m)  "U.S.  GAAP"  means  generally   accepted  United  States   accounting
principles, applied on a consistent basis.

     Section 1.02 Other Definitions. The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

            Term                                                    Section
            ----                                                    -------

            Agreement.............................................  Preamble
            Amended Bylaws........................................  8.01(c)
            Cash Employment Agreement.............................  8.01(d)
            CERCLA................................................  3.13
            Closing...............................................  1.02
            Closing Date..........................................  1.02
            COBRA.................................................  3.11(d)
            Code..................................................  Recitals
            Company...............................................  Preamble
            Company Common Stock..................................  Recitals
            Company Legal Proceeding..............................  4.10
            Company Material Adverse Effect.......................  4.01
            Company Material Contracts............................  4.12(a)
            Company Permits.......................................  4.07(a)
            Company Plan..........................................  4.11(a)
            Company Reference Balance Sheet.......................  4.08(a)
            Company Share Certificates............................  2.02(a)
            Company Tax Returns...................................  4.15(a)
            Competing Transaction.................................  7.02(c)
            Environmental Laws....................................  3.13
            Environmental Permits.................................  3.13
            ERISA.................................................  3.11(a)
            ERISA Affiliate.......................................  3.11(e)
            Exchange Agent........................................  2.02(a)
            Financial Statements..................................  4.08(a)
            FIRPTA................................................  8.02(i)
            Governmental Entity...................................  3.06(b)
            Hazardous Materials...................................  3.13
            Indemnified Party.....................................  10.03(a)
            Indemnifying Party....................................  10.03(a)
            Law...................................................  3.06(a)

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            Term                                                    Section
            ----                                                    -------

            Lamb Employment Agreement.............................  8.01(e)
            Liabilities...........................................  3.08(c)
            Liens.................................................  3.17
            Losses................................................  10.02(c)
            Multi-Employer Plan...................................  3.11(c)
            Multiple Employer Plan................................  3.11(c)
            Non-Disclosure Agreement..............................  7.01(c)
            NPL...................................................  3.13(d)
            Order.................................................  8.01(a)
            Quest.................................................  Preamble
            Quest Assets..........................................  3.17
            Quest Common Stock....................................  Recitals
            Quest Disclosure Schedule.............................  Article III
            Quest Legal Proceeding................................  3.10
            Quest Material Adverse Effect.........................  3.01
            Quest Material Contracts..............................  3.12(a)
            Quest Permits.........................................  3.07(a)
            Quest Plan............................................  3.11(a)
            Quest Preferred Stock.................................  3.04(a)
            Quest Reference Balance Sheet.........................  3.08(b)
            Quest SEC Reports.....................................  3.08(a)
            Quest Stock Plan......................................  3.04(b)
            Quest Tax Returns.....................................  3.15(a)
            Refinancing...........................................  8.02(a)
            Reorganization........................................  Recitals
            Reorganization Consideration..........................  2.04
            Representatives.......................................  7.02(a)
            SEC...................................................  3.08(a)
            Securities Act........................................  2.05
            Separate Corporation..................................  Preamble
            Sole Stockholder......................................  Recitals
            Spin-Off..............................................  Preamble
            Stockholder Disclosure Schedule.......................  Article IV
            Tax...................................................  3.15(c)
            Tax Authority.........................................  3.15(c)
            Taxable...............................................  3.15(c)
            Taxes.................................................  3.15(c)
            Terminating Quest Breach..............................  9.01(e)
            Terminating Stockholder Breach........................  9.01(d)
            Third Party Claims....................................  10.03(b)

                                   ARTICLE II
                               THE REORGANIZATION

     Section 2.01 Adoption of Plan of Exchange. Subject to and in accordance with the terms and conditions of this Agreement, Quest and the Sole Stockholder hereby adopt a plan of reorganization pursuant to Section 368(a)(1)(B) of the Code.

     Section 2.02 Certain Preliminary Actions. Prior to the date hereof, the Company contributed certain of its assets to the Separate Corporation and effectuated the Spin-Off, such that on the Closing


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Date  the  Sole  Stockholder  will  be the  sole  stockholder  of  the  Separate
Corporation, which shall not be a part of the Reorganization.

     Section 2.03 Transfer by the Sole Stockholder. At the Closing, the Sole Stockholder agrees to transfer to Quest all shares of Company Common Stock issued and outstanding on the Closing Date free and clear of all liens and encumbrances.

     Section 2.04 Quest Stock Issuance. At the Closing, in exchange for the Sole Stockholder's transfer of the Company Common Stock as set forth in Section 2.02 above, Quest shall issue to the Sole Stockholder 5,380,785 shares of Quest Common Stock (the "Reorganization Consideration").

     Section 2.05 Closing. The parties hereto shall cause the Reorganization to be consummated (the "Closing") as promptly as practicable following the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (or such other date as may be agreed by each of the parties hereto). The Closing will be held at such place as the parties may agree. The date on which the Closing shall occur is referred to herein as the "Closing Date."

     Section 2.06 Exchange of Certificates. Quest shall authorize one or more Persons to act as exchange agent (the "Exchange Agent") in effecting the exchange of the applicable shares of Quest Common Stock for certificates which immediately prior to the Closing represented all of the outstanding shares of Company Common Stock ("Company Share Certificates") and which are to be exchanged for the applicable shares of Quest Common Stock pursuant to this
Article II. At the Closing, upon the transfer of the Company Share Certificates to the Exchange Agent:

          (i) Quest shall cause to be issued to the Sole Stockholder a separate stock certificate representing the shares of Quest Common Stock to which such holder is entitled pursuant to Section 2.03; and

          (ii) the Company Share Certificates shall be delivered to Quest together with an assignment of the Company Common Stock in a form acceptable to Quest.

     Section 2.07 Securities Laws Issues. On or prior to the Closing Date, the Sole Stockholder shall execute and deliver to Quest a Stockholder Representation Letter in the form attached hereto as Exhibit C. Quest shall issue the shares of Quest Common Stock as provided in this Agreement pursuant to a "private placement" exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or under
Regulation D promulgated under the Securities Act and the exemption from registration under the laws of the State of Oklahoma. Quest and the Sole Stockholder shall comply with all applicable provisions of, and rules under, the Securities Act and applicable state securities laws in connection with the offering and issuance of the shares of Quest Common Stock pursuant to this Agreement, including the placing of an appropriate legend on the stock certificate issued to the Sole Shareholder.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF QUEST

      Quest hereby represents and warrants to the Company and the Sole Stockholder that the statements contained in this Article III are true and correct except as set forth in the disclosure schedule delivered by Quest to the Sole Stockholder concurrently with the execution of this Agreement (the "Quest Disclosure Schedule"). The Quest Disclosure Schedule shall be arranged according to specific sections in this Article III and shall provide exceptions to, or otherwise qualify in reasonable detail, only the corresponding sections in this
Article III and any other section hereof where it is clear, upon a reading of


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such  disclosure,  without any  independent  knowledge on the part of the reader regarding the matter disclosed, that the disclosure is appropriate with respect to such other sections.

     Section 3.01 Organization and Qualification. Each of the Quest Entities is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not be a Quest Material Adverse Effect. Each of the Quest Entities is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not be a Quest Material Adverse Effect. Section 3.01 of the Quest Disclosure Schedule sets forth each jurisdiction where any Quest Entity is qualified or licensed as a foreign corporation and each other jurisdiction in which any Quest Entity owns, uses, licenses or leases real property or has employees or engages independent contractors. The term "Quest Material Adverse Effect" means any event, change, violation, inaccuracy, circumstance or effect that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to the business, operations, or financial condition of the Quest Entities (taken as a whole).

     Section 3.02 Charter Documents. At the request of the Company, each of the Quest Entities will make available to the Sole Stockholder a complete and correct copy of (a) its Charter Documents and (b) its minute books (which shall contain all consents, actions and minutes of the meetings of the stockholders, the Board of Directors and any committees thereof). Such Charter Documents are in full force and effect. None of the Quest Entities are in material violation of any of the provisions of their respective Charter Documents. The corporate minute books, stock certificate books, stock registers and other corporate records of the Quest Entities are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the Persons purported to have signed the same.

     Section 3.03 Subsidiaries. Except for Quest's sole ownership of the capital stock of the other Quest Entities and except for working interests in oil and gas production, none of the Quest Entities own, of record or beneficially, or control any direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire the same, in any corporation, partnership, limited liability company, joint venture, association or other entity. No Quest Entity controls (as that term is used in the definition of Affiliate in Section 1.1(a) hereof) any Person, except for Quest's control of the other Quest Entities. There are no contractual obligations of any Quest Entity to provide funds to, or make any investment in (whether in the form of a loan, capital contribution or otherwise) to any other Person.

     Section 3.04 Capitalization.
                  --------------

     (a) The authorized capital stock of Quest consists of 950,000,000 shares of Quest Common Stock and 50,000,000 shares of preferred stock, par value $0.001 per share (the "Quest Preferred Stock"). As of the date hereof, (i) 7,419,199 shares of Quest Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of Quest Common Stock are held in the treasury of Quest and (iii) no shares of Quest Common Stock are subject to future issuance pursuant to outstanding Quest Options or Quest Convertible Securities, except as set forth in Sections 3.04(b) and 3.04(c) of the Quest Disclosure Schedule. As of the date hereof, (i) 10,000 shares of Series A Quest Preferred Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, (ii) no shares of Quest Preferred Stock are held in the treasury of Quest, and (iii) no shares of Quest Preferred Stock are subject to future issuance pursuant to any outstanding securities of Quest, other than pursuant to Quest Convertible Securities as set forth in Section 3.04(c) of the Quest Disclosure Schedule. Quest is not a party to any agreement with respect to the repurchase of any of its securities.

     (b) Section 3.04(b) of the Quest Disclosure Schedule accurately sets forth with respect to each Quest Option that is outstanding as of the date of this
Agreement: (i) the name of the holder of such Quest Option; (ii) the total number of shares of Quest Common Stock that was originally subject to such Quest Option; (iii) the number of shares of Quest Common Stock that remain subject to such Quest Option, (iv) the date on which such Quest Option was granted and the term of such Quest Option; (v) the vesting schedule and vesting commencement date for such Quest Option; (vi) the exercise price per share of Quest Common Stock purchasable under such Quest Option; (vii) whether such Quest Option has been designated an "incentive stock option" as defined in Section 422 of the Code; and (viii) the current employee or independent contractor status of the holder of such Quest Option. No Quest Option will by its terms require an adjustment in connection with the Reorganization. Neither the consummation of transactions contemplated by this Agreement nor any action taken or to be taken by Quest in connection with such transactions will result in (i) any acceleration of exercisability or vesting, whether or not contingent on the occurrence of any event after consummation of the Reorganization, in favor of any optionee under any Quest Option; or (ii) any additional benefits for any optionee under any Quest Option.

     (c) Section 3.04(c) of the Quest Disclosure Schedule sets forth all warrants, debentures or other rights, agreements, arrangements or commitments of any character (other than the Quest Options and other than as set forth in
Section 3.04(f) of the Quest Disclosure Schedule), whether or not contingent, relating to the issued or unissued capital stock of Quest or obligating Quest to issue or sell any share of capital stock of, or other equity interest in, Quest (collectively, the "Quest Convertible Securities"). Section 3.04(c) of the Quest Disclosure Schedule accurately sets forth with respect to each Quest Convertible Security that is outstanding as of the date of this Agreement: (i) the name of the holder of such Quest Convertible Security; (ii) the total number of shares of Quest Common Stock that was originally subject to such Quest Convertible Security; (iii) the number of shares of Quest Common Stock that remain subject to such Quest Convertible Security; and (iv) the material terms of such Quest Convertible Security. Except as provided in Section 3.04(c) of the Quest Disclosure Schedule, no Quest Convertible Security will by its terms require an adjustment in connection with the Reorganization. Except as provided in Section 3.04(c) of the Quest Disclosure Schedule, neither the consummation of transactions contemplated by this Agreement nor any action taken or to be taken by Quest in connection with such transactions will result in (i) any acceleration of exercisability or vesting (or any other benefit), whether or not contingent on the occurrence of any event after consummation of the Reorganization, in favor of any holder of any Quest Convertible Security; or
(ii) any additional benefits for any holder of any Quest Convertible Security.

     (d) Except as set forth in Sections 3.04 (b), (c), (d) and (f) of the Quest Disclosure Schedule, Quest has no obligation to issue any shares of Quest Common Stock (or any other securities) pursuant to any Quest Plan.

     (e) Quest is the sole shareholder of the Quest Entities other than Quest.

     (f) Except as set forth in Sections 3.04(b), (c), (d) and (f) of the Quest Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character, whether or not contingent, relating to the issued or unissued capital stock of any Quest Entity or obligating any Quest Entity to issue or sell any share of capital stock of, or other equity interest in, any Quest Entity.

     (g) All of the securities offered, sold or issued by the Quest Entities (i) have been offered, sold or issued, since December 30, 1998, in compliance with the requirements of the federal securities laws and any applicable state securities or "blue sky" laws, and (ii) are not subject to any preemptive right, right of first refusal, right of first offer or right of recission.

     (h) There are no outstanding contractual obligations of any Quest Entity to repurchase, redeem or otherwise acquire any share of capital stock of, or other equity interest in, such Quest Entity. Except for information rights contained in agreements related to the loan from Yates Center Branch Bank and the loan from the Bank of Commerce (which agreements and information rights will terminate in connection with the Refinancing) and the Voting Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which any Quest Entity is a party, or of which any Quest Entity has Knowledge, that (i) relate to the voting, registration or disposition of any securities of any Quest Entity, (ii) grant to any Person or group of Persons the right to elect, or designate or nominate for election, a director to the Board of Directors of any Quest Entity, or (iii) grant to any Person or group of Persons information rights.

     (i) After the transactions contemplated hereby, no Person or Persons shall have the power or authority to issue any shares of capital stock or any other securities of Quest without the approval of the Board of Directors of Quest.

     (j) To the Knowledge of the Quest Entities, except as set forth in Section 3.04(j) of the Quest Disclosure Schedule, no Person or group of Persons (as that term is used in Rule 13d-5 promulgated by the SEC) owns (together with any right to acquire pursuant to any Quest Stock Plan, Quest Convertible Security or Quest Plan that would cause such Person to own), beneficially or otherwise, more than five percent (5%) of the issued and outstanding shares of Quest Common Stock.

     Section 3.05 Authority Relative to this Agreement.
                  ------------------------------------

     (a) Quest has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Reorganization and the other transactions contemplated by this Agreement (no approval of the stockholders of Quest being required by its Charter Documents or applicable Law). The execution and delivery of this Agreement by Quest and the consummation by Quest of the Reorganization and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Quest are necessary to authorize this Agreement or to consummate the Reorganization and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Quest and, assuming the due authorization, execution and delivery by the Company and the Sole Stockholder, constitutes a legal, valid and binding obligation of Quest, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

     (b) Without limiting the generality of the foregoing, the Board of Directors of Quest, by written consent or at a meeting duly called and held, has by the unanimous vote or consent of all of the directors (i) determined that the Reorganization and the other transactions contemplated hereby are fair to, and in the best interests of Quest and its stockholders, (ii) approved and adopted the Reorganization, this Agreement and the other transactions contemplated hereby in accordance with the provisions of its Charter Documents and applicable Law, and (iii) directed that the officers of Quest take all actions necessary or appropriate to consummate the Reorganization and the other transactions contemplated hereby.

     Section 3.06  No Conflict; Required Filings and Consents.
                   ------------------------------------------

     (a) The execution and delivery of this Agreement by Quest does not, and the performance of this Agreement by Quest will not, (i) conflict with or violate the Charter Documents of Quest, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained and all filings and obligations described in Section 3.06(b) have been made or complied with, materially conflict with or violate any foreign or domestic (federal, state or local) law, statute, ordinance, franchise, permit, concession, license, writ, rule, regulation, order, injunction, judgment or decree ("Law") applicable to Quest or by which any property or asset of Quest is bound or affected, or (iii) except for agreements and covenants related to the loans from Yates Center Branch Bank and Bank of Commerce (which agreements and covenants will terminate in connection with the Refinancing), materially conflict with, result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, require consent, approval or notice under, give to others any right of termination, amendment, acceleration or cancellation of, require any payment under, or result in the creation of a lien or other encumbrance on any property or asset of any Quest Entity pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other material instrument or obligation to which any Quest Entity is a party or by which any property or asset of any Quest Entity is bound or affected.

     (b) The execution and delivery of this Agreement by Quest does not, and the performance of this Agreement by Quest will not, require any consent, approval, order, authorization, registration or permit of, or filing with or notification to, any domestic or foreign governmental, regulatory or administrative authority, agency or commission, any court, tribunal or arbitral body, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental authority (a "Governmental Entity"), except for such consents, approvals, orders, authorizations, registrations, permits, filings or notifications, which if not obtained or made could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     Section 3.07 Permits; Compliance.
                  -------------------

     (a) To Quest's Knowledge, each of the Quest Entities is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for each such Quest Entity to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted (the "Quest Permits"). All Quest Permits are in full force and effect and will remain so after the Closing and no suspension or cancellation of any Quest Permit is pending or, to the Knowledge of any Quest Entity, threatened. No Quest Entity has received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Quest Permit, except for notices and requests regarding the plugging of wells on leases owned by Quest and a notice regarding a failure to file a notice of intent to drill (a copy of which notice has been provided to the Sole Stockholder and the Company), or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Quest Permit, which could reasonably be expected to result in a Quest Material Event.

     (b) Except for notices and requests regarding the plugging of wells on leases owned by Quest and a notice regarding a failure to file a notice of intent to drill (a copy of which notice has been provided to the Sole Stockholder and the Company), none of the Quest Entities are in conflict with, or in default or violation of, in each case in any material respect, (i) any material Law applicable to such Quest Entity or by which any property or asset of such Quest Entity is bound or affected, (ii) except as set forth in Section

3.12(b) of the Quest Disclosure Schedule, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Quest Entity is a party or by which such Quest Entity or any property or asset of such Quest Entity is bound or affected, or (iii) any material Quest Permit.

     Section 3.08  SEC Filings; Financial Statements.
                   ---------------------------------

     (a) Quest has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since June 1, 1998 (and has timely filed all forms, reports and documents required to be filed by it with the SEC since June 1, 2001), through the date of this Agreement (collectively, the "Quest SEC Reports"). As of the respective dates they were filed (and if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing), (i) the Quest SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Quest SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Quest SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB or 8-K promulgated by the SEC) and each presented fairly, in all material respects, the consolidated financial position of Quest and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Quest Material Adverse Effect). The balance sheet contained in the Form 10-QSB filed with the SEC on October 15, 2002 is referred to herein as the "Quest Reference Balance Sheet."

     (c) Except for the debts, liabilities and claims in the amounts set forth in Section 3.08(c) of the Quest Disclosure Schedule, there are no debts, liabilities or claims, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable ("Liabilities") of any Quest Entity, other than Liabilities (i) reflected on the Quest Reference Balance Sheet or
(ii) incurred since September 1, 2002, in the ordinary course of the business, consistent with the past practice (such that the aggregate balance for Liabilities on the Quest's balance sheet as of the Closing Date will not have increased more than $100,000 from the balance for Liabilities reflected on the Quest Reference Balance Sheet), excluding those listed on the disclosure schedules.

     Section 3.09 Absence of Certain Changes or Events. Since August 31, 2002, except as contemplated by or as disclosed in Section 3.09 of the Quest Disclosure Schedule, each Quest Entity has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any Quest Material Adverse Effect.

     Section 3.10 Absence of Litigation. Except as set forth in Section 3.10 of the Quest Disclosure Schedule, to the Knowledge of the Quest Entities, there is no litigation, suit, claim, action, proceeding or investigation pending or threatened against any Quest Entity, or any property or asset owned or used by any Quest Entity or any Person whose liability any Quest Entity has assumed, either contractually or by operation of Law, before any arbitrator or
Governmental Entity (a "Quest Legal Proceeding") that could reasonably be expected, if resolved adversely to such Quest Entity, to (i) materially impair the operations of any Quest Entity as currently conducted, including, without limitation, any claim of infringement of any intellectual property right, (ii) result in losses to any Quest

Entity in excess of $25,000 and that is not covered by insurance, (iii) impair the ability of any Quest Entity to perform its obligations under this Agreement or (iv) prevent, delay or make illegal the consummation of the transactions contemplated by this Agreement. No Quest Entity, nor any officer or director of any Quest Entity in their capacity as such, or any property or asset of any Quest Entity, is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of any Quest Entity, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity. No Quest Entity has any plans to initiate any Quest Legal Proceeding against any third party.

     Section 3.11  Employee Benefit Plans; Labor Matters.
                   -------------------------------------

     (a) Schedule 3.11(a) of the Quest Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, stock appreciation right, restricted stock, phantom stock, incentive, deferred compensation, retiree medical, disability or life insurance, cafeteria benefit, dependent care, disability, director or employee loan, fringe benefit, sabbatical, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements (whether formal or informal and whether in writing or not) to which any Quest Entity is a party, with respect to which any Quest Entity has any obligation or which are maintained, contributed to or sponsored by any Quest Entity for the benefit of any current or former employee, officer or director of such Quest Entity, (ii) each employee benefit plan for which any Quest Entity could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which any Quest Entity could incur liability under Section 4212(c) of ERISA, and (iv) any employment agreements, offer letters or other contracts, arrangements or understandings between any Quest Entity and any employee of such Quest Entity (whether formal or informal and whether in writing or not) including, without limitation, any contracts, arrangements or understandings relating to a sale of any Quest Entity (each, a "Quest Plan," and collectively, the "Quest Plans").

     (b) Quest agrees to make available to the Sole Stockholder documentation regarding each Quest Plan. Except as disclosed on Schedule 3.11(a) of the Quest Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which any Quest Entity is a party, with respect to which any Quest Entity has any obligation or which are maintained, contributed to or sponsored by such Quest Entity for the benefit of any current or former employee, officer or director of such Quest Entity. Except as provided in this Agreement, no Quest Entity has an express or implied commitment, whether legally enforceable or not,
(1) to create, incur liability with respect to, or cause to exist, any other employee benefit plan, program or arrangement, (2) to enter into any contract or agreement to provide compensation or benefits to any individual, or (3) to modify, change or terminate any Quest Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

     (c) None of the Quest Plans is a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multi-employer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which any Quest Entity could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Each of the Quest Plans is subject only to the Laws of the United States or a political subdivision thereof.

     (d) Except as provided in Section 3.11(d) of the Quest Disclosure Schedule, none of the Quest Plans provide for the payment of separation, severance, termination or similar benefits to any Person or obligates any Quest Entity to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a "change in ownership or control," within the meaning of such term under Section 280G of the Code. Except as provided in Section 3.11(d) of the Quest Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any payment (including, without limitation, severance, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Quest Plan, whether or not such payment is contingent, (ii) except as a result of additional employees, increase any benefits otherwise payable under any Quest Plan or other arrangement, (iii) result in the acceleration of the time of payment, vesting or funding of any benefits including, but not limited to, the acceleration of the vesting and exercisability of any Quest Option, whether or not contingent, or (iv) to the Knowledge of the Quest Entities, adversely affect in any material respects any Quest Plan's current treatment under any Laws. Except as provided in Section 3.11(d) of the Quest Disclosure Schedule, no Quest Plan provides, or reflects or represents any liability to provide, retiree health, disability, or life insurance benefits to any Person for any reason, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or other applicable statute, and none of the Quest Entities have ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other Person that such employee(s) or other Person would be provided with retiree health, disability, or life insurance benefits, except to the extent required by statute.

     (e) Each Quest Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, regulations and rules promulgated thereunder including, without limitation, ERISA and the Code. Each of the Quest Entities has performed all material obligations required to be performed by it under, is not in any respect in material default under or in material violation of, and has no Knowledge of any material default or material violation by any party to, any Quest Plan. No action, claim or proceeding is pending or, to the Knowledge of any Quest Entity, threatened with respect to any Quest Plan (other than claims for benefits in the ordinary course). Neither any Quest Entity nor any Person that is a member of the same controlled group as any Quest Entity or under common control with any Quest Entity within the meaning of Section 414 of the Code (each, an "ERISA Affiliate") is subject to any penalty or Tax (other than Taxes on benefits received) with respect to any Quest Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Except as provided in Section 3.11(e) of the Quest Disclosure Schedule and subject to the requirements of ERISA, each Quest Plan can be amended, terminated or otherwise discontinued at any time without material liability to any Quest Entity or any of their ERISA Affiliates (other than ordinary administration expenses). To the Knowledge of the Quest Entities, no Quest Entity has, prior to the Closing and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state Law applicable to its employees.

     (f) Each Quest Plan intended to qualify under Section 401(a) or Section 401(k) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to each such Quest Plan as to its qualified status under the Code. No fact or event has occurred since the date of such determination letter or letters from the Internal Revenue Service to adversely affect the qualified status of any such Quest Plan or the exempt status of any such trust.

     (g) Neither any Quest Entity nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multi-employer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

     (h) No Quest Entity has, since January 1, 1999, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in Section 3(2) of ERISA, including (without limitation) any Multi-employer Plan. All contributions, premiums or payments required to be made or accrued with respect to any Quest Plan have been made on or before their due dates. Quest made contributions to its 401(k) Profit Sharing Plan in the form of its own common stock for the plan year ending in 2002 and will make contributions for the plan year ending in 2003 in the form of its own common stock. No such deduction has been challenged or disallowed by any Governmental Entity and no fact or event exists which could give rise to any such challenge or disallowance.

     (i) To the Knowledge of the Quest Entities (i) no Quest Entity is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by any Quest Entity or in any Quest Entity's business, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit that could affect any Quest Entity; (ii) there are no controversies, strikes, slowdowns or work stoppages pending or threatened between any Quest Entity and any of its employees, and no Quest Entity has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (iii) no Quest Entity has materially breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against any Quest Entity under any such agreement or contract; (iv) no Quest Entity has engaged in any unfair labor practice, and there are no unfair labor practice complaints pending against any Quest Entity before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of any Quest Entity; (v) each Quest Entity is currently in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, worker classification, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of such Quest Entity and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; (vi) each Quest Entity has paid in full to all employees or adequately accrued for in accordance with U.S. GAAP consistently applied (except as set forth in Section 3.08(c) of the Quest Disclosure Schedule) all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (vii) there is no claim with respect to payment of wages, salary, overtime pay, workers compensation benefits or disability benefits that has been asserted or threatened at any time against any Quest Entity or that is now pending before any Governmental Entity with respect to any Person currently or formerly employed by any Quest Entity; (viii) no Quest Entity is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (ix) each Quest Entity is in compliance with all Laws and regulations relating to occupational safety and health Laws and regulations, and there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to any Quest Entity; and (x) each Quest Entity is in compliance with all Laws and regulations relating to discrimination in employment, and there is no charge of discrimination in employment or employment practices for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or, to the Knowledge of the Quest Entities, threatened at any time against any Quest Entity or that is now pending before the United States Equal Employment Opportunity Commission or any other Governmental Entity.

     (j) Section 3.11(j) of the Quest Disclosure Schedule contains a true and complete list of (i) all individuals who serve as employees of or consultants to any Quest Entity as of the date hereof, (ii) in the case of such employees, the position and base compensation payable to each such individual, and (iii) in the case of each such consultant, the consulting rate payable to such individual.

     (k) To the Quest Entities' Knowledge, no employee of or consultant to any Quest Entity has died or been injured in the workplace or in the course of his or her employment or consultancy, except for deaths or injuries for which any compensation or remedy was subject to and limited by worker's compensation or similar Laws.

     Section 3.12 Contracts.
                  ---------

     (a) Section 3.12(a) of the Quest Disclosure Schedule lists each of the following written or oral contracts and agreements of any of the Quest Entities (such contracts and agreements being "Quest Material Contracts"):

          (i) each contract and agreement for the purchase or lease of personal property (other than leases of mineral interests) with any supplier or for the furnishing of services to any Quest Entity with payments greater than $25,000 per year that is either not made in the ordinary course of business or cannot be terminated by a Quest Entity without liability with less than 91 days notice;

          (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which any Quest Entity is a party or any other contract that compensates any Person based on any sales by any Quest Entity;

          (iii) each contract and agreement for the purchase, lease or sublease of real property, other than leases of mineral interests, easements for pipelines, other lease agreements in the ordinary course of oil and gas exploration, production and transportation;

          (iv) all contracts and agreements evidencing indebtedness exceeding $25,000 other than trade indebtedness of any Quest Entity and other than debt shown on the Quest Balance Sheet, including any contracts and agreements in which any Quest Entity is a guarantor of indebtedness;

          (v) all contracts and agreements with any Governmental Entity to which any Quest Entity is a party that are either not made in the ordinary course of business or cannot be terminated by a Quest Entity without liability with less than 91 days notice;

          (vi) all contracts and agreements that limit or purport to limit the ability of any Quest Entity to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (vii) all contracts containing confidentiality requirements (including all nondisclosure agreements);

          (viii) all contracts and agreements between or among any Quest Entity and (A) an Affiliate of a Quest Entity, (B) any stockholder of a Quest Entity or (C) to the Quest Entities' Knowledge, any Affiliate of the foregoing;

          (ix) all contracts and agreements relating to the voting and any rights or obligations of a stockholder of any Quest Entity;

          (x) all contracts to supply to or distribute to any third party any products or proceeds that are either not made in the ordinary course of business or cannot be terminated by a Quest Entity without liability with less than 91 days notice;

          (xi) all contracts (other than Quest Options and Quest Convertible Debentures) regarding the acquisition, issuance or transfer of any securities and each contract affecting or dealing with any securities of any Quest Entity, including, without limitation, any restricted stock agreements or escrow agreements;

          (xii)  all  contracts  (other  than  Charter  Documents  and state law
     provisions)  providing  for  indemnification  of  any  officer,   director,
     employee or agent of any Quest Entity;

          (xiii) all contracts related to or regarding the performance of consulting, advisory or other services or work of any type by any third party that are either not made in the ordinary course of business or cannot be terminated by a Quest Entity without liability with less than 91 days notice;

          (xiv) all other contracts (other than leases of mineral interests and easement agreements and similar instruments that are made in the ordinary course of business for an oil and gas production and transportation company) that have a term of more than 90 days and that may not be terminated by such Quest Entity, without penalty or other liability, within 90 days after the delivery of a termination notice by the Quest Entity that is a party thereto;

          (xv) any agreement of any Quest Entity that is terminable upon, prohibits, requires compensation (or an alteration in economic or other benefits) in connection with, or requires consent in connection with, a Reorganization or a change of ownership or control of any Quest Entity;

          (xvi) all other contracts and agreements that contemplate an exchange of consideration with an aggregate value greater than $25,000 that are either not made in the ordinary course of business or cannot be terminated by a Quest Entity without liability with less than 91 days notice; and

          (xvii) any agreement to indemnify, hold harmless or defend another Person, and any other agreement of guarantee, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any Person.

     (b) Each Quest Material Contract (i) is valid and binding on the Quest Entity that is a party thereto and, to the Knowledge of such Quest Entity, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement shall continue in full force and effect without penalty or other adverse consequence. Except as set forth in Section 3.12(b) of the Quest Disclosure Schedule, no Quest Entity is in breach or violation of, or default under, any Quest Material Contract and, to the Knowledge of the Quest Entities, no other party to any Quest Material Contract is in breach or violation thereof or default thereunder.

     (c) Quest will make available to the Company accurate and complete copies of all Quest Material Contracts identified in Section 3.12(a) of the Quest Disclosure Schedule, including all amendments thereto. Section 3.12(a) of the Quest Disclosure Schedule provides an accurate description of the terms of each Quest Material Contract that is not in written form.

     (d) Except as set forth in Section 3.12(b) of the Quest Disclosure Schedule and except with respect to the loan agreements with Yates Center Branch Bank and Bank of Commerce (which loan agreements will terminate in connection with the Refinancing), to the Quest Entities' Knowledge, no event has occurred, and no circumstance or condition exists (including without limitation the transactions contemplated by this Agreement or the consummation thereof), that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a material breach or violation of, or default under, any Quest Material Contract, (ii) give any entity the right to declare a default, seek damages or exercise any other remedy under any Quest Material Contract, (iii) give any entity the right to accelerate the maturity or performance of any Quest Material Contract or (iv) give any entity to the right to cancel, terminate or modify any Quest Material Contract.

     Section 3.13  Environmental Matters.
                   ---------------------
     (a) To their Knowledge and except for plugging liability, each Quest Entity
(i) is in material compliance with all applicable Environmental Laws, (ii) holds all Environmental Permits necessary to conduct such Quest Entity's business and
(iii) is in material compliance with its Environmental Permits. No modification, amendment, or renewal of an Environmental Permit is pending.

     (b) Except for events occurring in the ordinary course of the production of oil and natural gas that do not require remediation, there has been no spill, discharge, disposal or release of Hazardous Materials by any Quest Entity on, in, under or from any real estate now or previously owned or leased by any Quest Entity or upon which any Quest Entity has conducted operations during the time such real estate has been owned or leased by such Quest Entity nor, to the actual knowledge of the Quest Entities, were any Hazardous Materials otherwise spilled, discharged, disposed, or released on, in, under or from any real estate now or previously owned or leased by any Quest Entity prior to such lease or ownership. There are no Hazardous Materials presently deposited, stored, or otherwise located on, under, in or about the real estate owned or leased by any Quest Entity (except in compliance with applicable laws).

     (c) Except for notices regarding the plugging of abandoned oil and gas wells, no Quest Entity has received any notice or other communication concerning any alleged violation of any Environmental Law, whether or not corrected to the satisfaction of the appropriate authority, or notice or other communication from anyone concerning alleged liability for any response costs or remedial action in connection with (1) any real estate owned or leased by any Quest Entity or (2) any activities of any Quest Entity, or activities for which any Quest Entity is alleged to be liable under any Environmental Law. Except for notices regarding the plugging of abandoned oil and gas wells, to the Knowledge of the Quest entities, there exists no writ, injunction, decree, order, judgment or lien outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or, to the best of the Quest Entities' Knowledge, threatened, relating to: (1) the occupancy, use, maintenance or operation of any real estate owned or leased by any Quest Entity, (2) any alleged violation of Environmental Law by any Quest Entity, or (3) the suspected presence of Hazardous Materials on any of the real estate now or previously owned or leased by any Quest Entity.

     (d) To the Knowledge of the Quest Entities, none of the real property currently owned or leased by any Quest Entity has been listed on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list maintained by the State of Kansas or the State of Oklahoma (collectively, the "NPL"). To the Knowledge of the Quest Entities, (i) none of the real property formerly owned or leased by any Quest Entity is listed on the NPL and (ii) none of the real property formerly owned or leased by any Quest Entity is proposed to be listed on the NPL.

     (e) To the Knowledge of the Quest Entities and except for agreements for the plugging of abandoned wells, there are no plans or documents, whether or not government approved, including, but not limited to, contingency plans, closure and post-closure plans or consent decrees or settlement agreements which impose environmental obligations on any Quest Entity or against any real estate owned or leased by any Quest Entity. Except for bonding requirements for operators licenses (which bonds are in place) and except for agreements for the plugging of abandoned wells, to the Knowledge of the Quest Entities, there are no requirements, whether by regulation, agreement or otherwise, imposing financial obligations on any Quest Entity or on any real estate owned or leased by any Quest Entity with respect to environmental conditions which exist, have existed, are occurring or have occurred on this real estate or in connection with or resulting from the conduct of the business by any Quest Entity or other activities of any Quest Entity.

     (f) Since January 1, 1999, no Quest Entity has been refused insurance coverage, nor has insurance coverage ever been canceled, as a result of the presence of Hazardous Materials on any real estate owned or operated by any Quest Entity, violations of Environmental Laws, or due to other concerns relating to matters affecting human health or the environment.

     For purposes of this Agreement:

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

     "Environmental Laws" means any federal, state or local statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

     "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

     "Hazardous Materials" means any substances, pollutants, contaminants, materials, wastes, or combinations thereof, whether solid, liquid or gaseous in nature, which poses or may pose a hazard to the health or safety of persons or the environment, which is toxic, hazardous, or dangerous, or the presence of which may be regulated by, subject to, or otherwise governed under any Environmental Law including, without limitation, material which is or becomes defined as a "hazardous waste" or "hazardous substance" under CERCLA, petroleum, petroleum products, petroleum production waters (including, but not limited to brine and saltwater), polychlorinated biphenyls, asbestos, urea formaldehyde foam, or radon gas.

     Section 3.14  Intentionally Omitted.
                   ---------------------

     Section 3.15 Taxes. Except as set forth in Section 3.15 of the Quest Disclosure Schedule:

     (a) The Quest Reference Balance Sheet properly accrues in accordance with U.S. GAAP all material liabilities for Taxes with respect to all periods through the date thereof. No Quest Entity has incurred any material Tax liability since the date of the Quest Reference Balance Sheet, other than in the ordinary course of business and each Quest Entity has made adequate provisions for all Taxes since that date in accordance with U.S. GAAP on at least a quarterly basis.

     (b) To the Knowledge of the Quest Entities, no Quest Tax Returns filed with respect to Taxable years through the Taxable year ended May 31, 2001 are under examination. No Quest Entity (or any member of any affiliated or combined group of which any Quest Entity has been a member) has granted any extension or waiver of the limitation period applicable to the examination period for any Quest Tax Returns that is still in effect and there is no material claim, audit, action, suit, proceeding, or (to the Knowledge of the Quest Entities) investigation now pending or threatened against or with respect to any of the Quest Entities in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority has been received by any Quest Entity, and, to the Knowledge of the Quest Entities, there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to such Quest Entity, materially and adversely affect the liability of such Quest Entity for Taxes. Except for Permitted Encumbrances, there are no liens for Taxes upon the assets of any Quest Entity. Each Quest Entity is in full compliance with all the terms and conditions of any Tax exemption or other Tax-sharing agreement and the consummation of the Reorganization will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither any Quest Entity nor any Person on behalf of any Quest Entity has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by any Quest Entity. None of the assets of any Quest Entity directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of any Quest Entity is "tax-exempt use property" within the meaning of Section 168(h) of the Code. No Quest Entity has made nor will any such Quest Entity make a deemed dividend election under Treas. Reg. ss.1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. No Quest Entity has participated in (nor will any such Quest Entity participate in) an international boycott within the meaning of
Section 999 of the Code. No Quest Entity has (and has not had) a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and no Quest Entity has engaged in a trade or business within any foreign country. No Quest Entity has elected to be treated as an S corporation under Section 1362 of the Code or any corresponding provision of federal or state Law. No Quest Entity is currently or ever has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which any Quest Entity is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4)), 162 (other than 162(a)) or 404 of the Code. No Quest Entity is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal Law as a result of being a member of a group filing consolidated Quest Tax Returns, under operation of certain state Laws as a result of being a member of a unitary group, or under comparable Laws of other states or foreign jurisdictions) which includes a party other than the Quest Entities nor does any Quest Entity owe any amount under any such agreement. No Quest Entity is, nor has any Quest Entity ever been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Reorganization, no Quest Entity has been nor will any Quest Entity be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Reorganization.

     (c) For purposes of this Agreement, the following terms shall have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, production, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (a "Tax Authority"), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

     Section 3.16 Vote Required. No vote of the holders of any classes or series of capital stock of Quest is necessary to approve and adopt this Agreement, the Reorganization or the other transactions contemplated by this Agreement. Quest is not an "issuing corporation" for purposes of NRS 78.378 et. seq.

     Section 3.17 Assets; Absence of Liens and Encumbrances. The Quest Entities own, lease or have the legal right to use all of the properties and assets, including, without limitation, real property and personal property, necessary for the conduct of the business of the Quest Entities (all such properties and assets are referred to herein as the "Quest Assets"). The Quest Entities will make available for the Sole Stockholder's review all oil and gas leases and all title information for their pipelines. In addition, the Quest Entities shall make available all oil and gas runs and pipeline sales data. The Quest Entities represent that such data will be accurate and complete. The Quest Entities will make available for the Stockholder's review copies of all title opinions in their possession for the oil and gas leases. Except as set forth in Section 3.17 of the Quest Disclosure Schedule and except for Permitted Encumbrances, the Quest Entities have good and marketable title to, or, in the case of leased or subleased Quest Assets, valid and subsisting leasehold interests in, all the Quest Assets, free and clear of all mortgages, liens, pledges, charges, claims, security interests or encumbrances of any kind or character ("Liens"). The equipment of the Quest Entities used in the operation of their businesses is, taken as a whole, in good operating condition and repair, ordinary wear and tear excepted.

     Section 3.18  Intentionally Omitted.
                   ---------------------

     Section 3.19  Intentionally Omitted.
                   ---------------------

     Section 3.20 Certain Interests. Except as set forth in Section 3.20 of the Quest Disclosure Schedule and except for the payment of employee compensation in the ordinary course of business, consistent with past practice, no Quest Entity has any liability or any other obligation of any nature whatsoever to any stockholder of any of the Quest Entities owning more than 5% of the issued and outstanding shares of Quest Common Stock or any Affiliate thereof or to any officer or director of any of the Quest Entities or, to the knowledge of the Quest Entities, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director.

     Section 3.21 Insurance Policies. Upon request, the Quest Entities shall make available to the Sole Stockholder all of the Quest Entities' certificates of insurance.

     Section 3.22 Restrictions of Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon any Quest Entity or to which any Quest Entity is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice material to any Quest Entity, any acquisition of property by any Quest Entity or the conduct of business by any Quest Entity as currently conducted or as proposed to be conducted.

     Section 3.23 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the origination, negotiation or execution of this Agreement, the Reorganization or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Quest Entity.

     Section 3.24 State Takeover Statutes. No state law (other than the Oklahoma Securities Act) restricting business combinations or share acquisitions will apply to the Reorganization or the shares of Quest Common Stock received by the Sole Stockholder pursuant thereto. No other state takeover statute or similar state law is applicable to the Reorganization or the shares of Quest Common Stock received by the Sole Stockholder pursuant thereto.

     Section 3.25 Customers and Suppliers. No material customer of the Quest Entities has, within the past 12 months, cancelled or otherwise terminated, or made any threat to cancel or terminate, its relationship with any of the Quest Entities.

     Section 3.26 Tax Matters. No Quest Entity has taken or agreed to take any action that would prevent the Reorganization from constituting a reorganization qualifying under Section 368(a) (1)(B) of the Code. No Quest Entity has Knowledge of any agreement, plan or other circumstance that would prevent the Reorganization from qualifying as a tax-free reorganization under Section 368(a)(1)(B) of the Code.

     Section 3.27  Boards of Directors and Officers.
                   --------------------------------

     (a) Immediately prior to the Closing, the entire Board of Directors of Quest shall consist of the following three (3) directors: Douglas L. Lamb; John
C. Garrison; and Richard M. Cornell. As of the Closing, immediately following the actions contemplated by Section 7.08 hereof, the entire Board of Directors of Quest shall consist of the following four (4) directors: Douglas L. Lamb; John C. Garrison; Jerry D. Cash; and James B. Kite. As of the Closing, immediately following the actions contemplated by Section 7.08 hereof, the entire Board of Directors of each of the Quest Entities other than Quest shall consist of the following two (2) directors: Douglas L. Lamb and Jerry D. Cash. The Board of Directors of Quest, as the directors of the sole stockholder of each of the Quest Entities (other than Quest), has the power and authority, directly or indirectly, to remove the Boards of Directors (or other bodies performing similar functions) of each of the other Quest Entities, at any time, for any or no reason, without any liability therefor. The exercise of such power or authority (including the actions contemplated by Section 7.08 hereof) will not conflict with or result in a breach of any of the Charter Documents of any of the Quest Entities, any Quest Material Contracts, or any applicable Law.

     (b) Immediately prior to the Closing, the officers of Quest shall consist solely of those individuals (listed together with their respective offices) set forth in Section 3.27(b) of the Quest Disclosure Schedule. The Board of Directors of each Quest Entity has the power and authority to remove each of the officers (or other Persons performing similar functions) of each such Quest Entity, at any time, for any or no reason, without any liability therefor. The exercise of such power or authority (including the actions contemplated by Section 7.08 hereof) will not conflict with or result in a breach of any of the Charter Documents of any of the Quest Entities, any Quest Material Contracts or any applicable Law. As of the Closing, immediately following the actions contemplated by Section 7.08, the officers of Quest and each of the other Quest Entities shall consist solely of those individuals (listed together with their respective offices) set forth in Section 3.27(b) of the Quest Disclosure Schedule.

     (c) No officer or director of any Quest Entity as of the date hereof (i) has been charged in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors) or (ii) has been a party to any judicial or administrative proceeding during the past five (5) years that sought a judgment, decree or order enjoining such Person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

     Section 3.28 Valid Issuance of Quest Shares. The shares of Quest Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable. The issuance of the shares of Quest Common Stock to the Sole Stockholder does not conflict with or violate any Law applicable thereto.

     Section 3.29 Registration Statement Eligibility; Rule 144. Quest is eligible to utilize Form S-2 under the Securities Act to register for resale the shares of Quest Common Stock issued to the Sole Stockholder pursuant to this Agreement. Quest has securities registered pursuant to Section 12 of the Exchange Act, has been subject to the reporting requirements of Section 13 of the Exchange Act for a period of at least 90 days immediately preceding the Closing, and has filed all the reports required to be filed under the Exchange Act during the 12 months preceding the Closing.

     Section 3.30 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any Quest Entity.

     Section 3.31 No Misstatements. No representation or warranty made by Quest in this Agreement, the Quest Disclosure Schedule or any certificate delivered or deliverable pursuant to the terms hereof contains or will contain any untrue statement of a material fact, or omits, or will omit, when taken as a whole, to state a material fact, necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Quest has disclosed to the Sole Stockholder all information that is material to his investment decision with respect to the Reorganization.

     Section 3.32 No Other Representations or Warranties. Except as otherwise specifically set forth in this Agreement, Quest makes no other representation or warranty (express or implied) regarding the Quest Entities.

                                   ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SOLE STOCKHOLDER

     The Company and the Sole Stockholder, jointly and severally, hereby represent and warrant to Quest that the statements contained in this Article IV are true and correct except as set forth in the disclosure schedule delivered by the Company and the Sole Stockholder to Quest concurrently with the execution of this Agreement (the "Stockholder Disclosure Schedule"). The Stockholder Disclosure Schedule shall be arranged according to specific sections in this
Article IV and shall provide exceptions to, or otherwise qualify in reasonable detail, only the corresponding sections in this Article IV and any other section hereof where it is clear, upon a reading of such disclosure, without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is appropriate with respect to such other sections.

     Section 4.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, its state of incorporation, and has all requisite corporate power and authority to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not be a Company Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in the State of Kansas. Section 4.01 of the Stockholder Disclosure Schedule sets forth each jurisdiction where the Company is qualified or licensed as a foreign corporation and each other jurisdiction in which the Company owns, uses, licenses or leases real property or has employees or engages independent contractors. The term "Company Material Adverse Effect" means any event, change, violation, inaccuracy, circumstance or effect that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to the business, operations, or financial condition of the Company (taken as a whole).

     Section 4.02 Charter Documents. At the request of Quest, the Company will make available to Quest a complete and correct copy of (a) its Charter Documents, (b) its minute books (which shall contain all consents, actions and minutes of the meetings of the stockholders, the Board of Directors and any committees thereof), (c) stock certificates evidencing all of the Company Common Stock that are issued and outstanding and (d) the Company stock transfer ledger. Such Charter Documents are in full force and effect. The Company is not in material violation of any of the provisions of its Charter Documents. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the Persons purported to have signed the same.

     Section 4.03 Subsidiaries. Except for working interests in oil and gas production, the Company does not own, of record or beneficially, or control any direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire the same, in any corporation, partnership, limited liability company, joint venture, association or other entity. The Company does not control (as that term is used in the definition of Affiliate in Section 1.1(a) hereof) any Person. There are no contractual obligations of the Company to provide funds to, or make any investment in (whether in the form of a loan, capital contribution or otherwise), any other Person.

     Section 4.04 Capitalization.
                  --------------

     (a) The authorized capital stock of the Company consists of 50,000 shares of Company Common Stock. As of the date hereof, (i) 20,050 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of the Company and (iii) no shares of Company
Common Stock are subject to future issuance pursuant to any outstanding securities of the Company. The Company is not a party to any agreement with respect to the repurchase of any of its securities.

     (b) There are no options, warrants, debentures or other rights, agreements, arrangements or commitments of any character, whether or not contingent, relating to the issued or unissued capital stock of the Company or obligating the Company or the Sole Stockholder to issue or sell any share of capital stock of, or other equity interest in, the Company. There are no preemptive rights or other agreements limiting the Sole Stockholder's ownership rights or ability to transfer the Company Common Stock to Quest.

     (c) Jerry D. Cash, individually (and not as an agent, nominee or trustee), is the sole shareholder of the Company.

     (d) All of the securities offered, sold or issued by the Company (i) have been offered, sold or issued, since December 30, 1998, in compliance with the requirements of the federal securities laws and any applicable state securities or "blue sky" laws, and (ii) are not subject to any preemptive right, right of first refusal, right of first offer or right of recission.

     (e) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any share of capital stock of, or other equity interest in, the Company. The Sole Stockholder has never sold, pledged or otherwise transferred any interest in the Company Common Stock. Except for the Voting Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party, or of which the Sole Stockholder has Knowledge, that (i) relate to the voting, registration or disposition of any securities of the Company, (ii) grant to any Person or group of Persons the right to elect, or designate or nominate for election, a director to the Board of Directors of the Company, or (iii) grant to any Person or group of Persons information rights.

     (f) No Person or Persons other than the Board of Directors of the Company have the power or authority to issue any shares of capital stock or any other securities of the Company.

     Section 4.05  Authority Relative to this Agreement.
                   ------------------------------------

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Reorganization and the other transactions contemplated by this Agreement. The Sole Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform his obligations hereunder. The execution and delivery of this Agreement by the Company and the Sole Stockholder and the consummation by the Company and the Sole Stockholder of the Reorganization and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary action and no other proceedings on the part of the Company or the Sole Stockholder are necessary to authorize this Agreement or to consummate the Reorganization and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and the Sole Stockholder and, assuming the due authorization, execution and delivery by Quest, constitutes a legal, valid and binding obligation of the Company and the Sole Stockholder, enforceable against them in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

     (b) Without limiting the generality of the foregoing, the Board of Directors of the Company, by written consent or at a meeting duly called and held, has by the unanimous vote or consent of all of the directors (i) determined that the Reorganization and the other transactions contemplated hereby are fair to, and in the best interests of the Company and its stockholders, (ii) approved and adopted the Reorganization, this Agreement and the other transactions contemplated hereby in accordance with the provisions of its Charter Documents and applicable Law, and (iii) directed that the officers of the Company take all actions necessary or appropriate to consummate the Reorganization and the other transactions contemplated hereby.

     Section 4.06  No Conflict; Required Filings and Consents.
                   ------------------------------------------

     (a) The execution and delivery of this Agreement by the Company and the Sole Stockholder does not, and the performance of this Agreement by the Company and the Sole Stockholder will not, (i) conflict with or violate the Charter Documents of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.06(b) have been obtained and all filings and obligations described in Section 4.06(b) have been made or complied with, materially conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) materially conflict with, result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, require consent, approval or notice under, give to others any right of termination, amendment, acceleration or cancellation of, require any payment under, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other material instrument or obligation to which the Company is a party or by which any property or asset of the Company is bound or affected.

     (b) The execution and delivery of this Agreement by the Company and the Sole Stockholder does not, and the performance of this Agreement by the Company and the Sole Stockholder will not, require any consent, approval, order, authorization, registration or permit of, or filing with or notification to, any Governmental Entity, except for such consents, approvals, orders, authorizations, registrations, permits, filings or notifications, which if not obtained or made could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     Section 4.07  Permits; Compliance.
                   -------------------

     (a) To the Sole Stockholder's Knowledge, the Company is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted (the "Company Permits"). All Company Permits are in full force and effect and will remain so after the Closing and no suspension or cancellation of any Company Permit is pending or, to the Knowledge of the Sole Stockholder, threatened. The Company has not received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Company Permit, except for notices and requests regarding the plugging of wells on leases owned by the Company, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Permit, which could reasonably be expected to result in a Company Material Adverse Effect.

     (b) Except for notices and requests regarding the plugging of wells on leases owned by the Company, the Company is not in conflict with, or in default or violation of, in each case in any material respect, (i) any material Law applicable to the Company or by which any property or asset of the Company is bound or affected, (ii) except as set forth in Section 4.12(b) of the Stockholder Disclosure Schedule, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, or (iii) any material Company Permit.

     Section 4.08  SEC Filings; Financial Statements.
                   ---------------------------------

     (a) True and complete copies of the unaudited balance sheets of the Company as of December 31, 2000 and 2001, and the related statements of operations for the years then ended (collectively referred to herein as the "Financial Statements"), are attached as Section 4.08(a) of the Stockholder Disclosure Schedule. The December 31, 2001 balance sheet is referred to herein as the "Company Reference Balance Sheet." Except as set forth in Section 4.08(a) of the Stockholder Disclosure Schedule, (i) the Financial Statements were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated and (ii) each present fairly, in all material respects, the financial position of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material).

     (b) Except for the debts, liabilities and claims in the amounts set forth in Section 4.08(b) of the Stockholder Disclosure Schedule, there are no Liabilities of the Company, other than Liabilities (i) reflected on the Company Reference Balance Sheet or (ii) incurred since December 31, 2001, in the ordinary course of the business, consistent with the past practice.

     Section 4.09 Absence of Certain Changes or Events. Since December 31, 2001, except as contemplated by or as disclosed in Section 4.09 of the Stockholder Disclosure Schedule, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any Company Material Adverse Effect.

     Section 4.10 Absence of Litigation. Except as set forth in Section 4.10 of the Stockholder Disclosure Schedule, to the Knowledge of the Sole Stockholder, there is no litigation, suit, claim, action, proceeding or investigation pending or threatened against the Company, or any property or asset owned or used by the Company or any Person whose liability the Company has assumed, either contractually or by operation of Law, before any arbitrator or Governmental Entity (a "Company Legal Proceeding") that could reasonably be expected, if resolved adversely to the Company, to (i) materially impair the operations of the Company as currently conducted, including, without limitation, any claim of infringement of any intellectual property right, (ii) result in losses to the Company in excess of $25,000 and that is not covered by insurance, (iii) impair the ability of the Company or the Sole Stockholder to perform its obligations under this Agreement, (iv) prevent, delay or make illegal the consummation of the transactions contemplated by this Agreement or (v) adversely affect the Sole Stockholder's title to the Company Common Stock or the Sole Stockholder's ability to carry out his obligations under this Agreement. The Company is not, nor is any officer or director of the Company in their capacity as such, or any property or asset of the Company, subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Sole Stockholder, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity. The Company has no plans to initiate any Company Legal Proceeding against any third party.

     Section 4.11  Employee Benefit Plans; Labor Matters.
                   -------------------------------------

     (a) Section 4.11(a) of the Stockholder Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, stock appreciation right, restricted stock, phantom stock, incentive, deferred compensation, retiree medical, disability or life insurance, cafeteria benefit, dependent care, disability, director or employee loan, fringe benefit, sabbatical, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements (whether formal or informal and whether in writing or not) to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company, (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA, and (iv) any employment agreements, offer letters or other contracts, arrangements or understandings between the Company and any employee of the Company (whether formal or informal and whether in writing or not) including, without limitation, any contracts, arrangements or understandings relating to a sale of the Company (each, a "Company Plan," and collectively, the "Company Plans").

     (b) The Company agrees to make available to Quest documentation regarding each Company Plan. Except as disclosed on Section 4.11(a) of the Stockholder Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company. Except as provided in this Agreement, the Company has no express or implied commitment, whether legally enforceable or not, (1) to create, incur liability with respect to, or cause to exist, any other employee benefit plan, program or arrangement, (2) to enter into any contract or agreement to provide compensation or benefits to any individual, or (3) to modify, change or terminate any Company Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

     (c) None of the Company Plans is a Multi-employer Plan or a Multiple Employer Plan. The Company Plans is subject only to the Laws of the United States or a political subdivision thereof.

     (d) Except as provided in Section 4.11(d) of the Stockholder Disclosure Schedule, none of the Company Plans provide for the payment of separation, severance, termination or similar benefits to any Person or obligates the Company to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a "change in ownership or control," within the meaning of such term under Section 280G of the Code. Except as provided in
Section 4.11(d) of the Stockholder Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any payment (including, without limitation, severance, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Company Plan, whether or not such payment is contingent, (ii) except as a result of additional employees, increase any benefits otherwise payable under any Company Plan or other arrangement, (iii) result in the acceleration of the time of payment, vesting or funding of any benefits, whether or not contingent, or
(iv) to the Knowledge of the Sole Stockholder, adversely affect in any material respects any Company Plan's current treatment under any Laws. Except as provided in Section 4.11(d) of the Stockholder Disclosure Schedule, no Company Plan provides, or reflects or represents any liability to provide, retiree health, disability, or life insurance benefits to any Person for any reason, except as may be required by COBRA, or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other Person that such employee(s) or other Person would be provided with retiree health, disability, or life insurance benefits, except to the extent required by statute.

     (e) Each Company Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, regulations and rules promulgated thereunder including, without limitation, ERISA and the Code. The Company has performed all material obligations required to be performed by it under, is not in any respect in material default under or in material violation of, and the Sole Stockholder has no Knowledge of any material default or material violation by any party to, any Company Plan. No action, claim or proceeding is pending or, to the Knowledge of the Sole Stockholder, threatened with respect to any Company Plan (other than claims for benefits in the ordinary course). Neither the Company nor any Person that is a member of the same controlled group as the Company or under common control with the Company within the meaning of Section 414 of the Code (each, an "ERISA Affiliate") is subject to any penalty or Tax (other than Taxes on benefits received) with respect to any Company Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Except as provided in Section 4.11(e) of the Stockholder Disclosure Schedule and subject to the requirements of ERISA, each Company Plan can be amended, terminated or otherwise discontinued at any time without material liability to the Company or any of its ERISA Affiliates (other than ordinary administration expenses). To the Knowledge of the Sole Stockholder, the Company has not, prior to the Closing and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of

1996, or any amendment to each such act, or any similar provisions of state Law applicable to its employees.

     (f) Each Company Plan intended to qualify under Section 401(a) or Section 401(k) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to each such Company Plan as to its qualified status under the Code. No fact or event has occurred since the date of such determination letter or letters from the Internal Revenue Service to adversely affect the qualified status of any such Company Plan or the exempt status of any such trust.

     (g) Neither the Company nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multi-employer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

     (h) The Company has not, since January 1, 1999, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in Section 3(2) of ERISA, including (without limitation) any Multi-employer Plan. All contributions, premiums or payments required to be made or accrued with respect to any Company Plan have been made on or before their due dates. No such deduction has been challenged or disallowed by any Governmental Entity and no fact or event exists which could give rise to any such challenge or disallowance.

     (i) To the Knowledge of the Sole Stockholder (i) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or in the Company's business, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit that could affect the Company; (ii) there are no controversies, strikes, slowdowns or work stoppages pending or threatened between the Company and any of its employees, and the Company has not experienced any such controversy, strike, slowdown or work stoppage within the past three years; (iii) the Company has not materially breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company under any such agreement or contract; (iv) the Company has not engaged in any unfair labor practice, and there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of the Company; (v) the Company is currently in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, worker classification, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; (vi) the Company has paid in full to all employees or adequately accrued for in accordance with U.S. GAAP consistently applied (except as set forth in Section 4.08(a) of the Stockholder Disclosure Schedule) all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (vii) there is no claim with respect to payment of wages, salary, overtime pay, workers compensation benefits or disability benefits that has been asserted or threatened at any time against the Company or that is now pending before any Governmental Entity with respect to any Person currently or formerly employed by the Company; (viii) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (ix) the Company is in compliance with all Laws and regulations relating to occupational safety and health Laws and regulations, and there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company; and
(x) the Company is in compliance with all Laws and regulations relating to discrimination in employment, and there is no charge of discrimination in employment or employment practices for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or, to the Knowledge of the Sole Stockholder, threatened at any time against the Company or that is now pending before the United States Equal Employment Opportunity Commission or any other Governmental Entity.

     (j) Section 4.11(j) of the Stockholder Disclosure Schedule contains a true and complete list of (i) all individuals who serve as employees of or consultants to the Company as of the date hereof, (ii) in the case of such employees, the position and base compensation payable to each such individual, and (iii) in the case of each such consultant, the consulting rate payable to such individual.

     (k) To the Sole Stockholder's Knowledge, no employee of or consultant to the Company has died or been injured in the workplace or in the course of his or her employment or consultancy, except for deaths or injuries for which any compensation or remedy was subject to and limited by worker's compensation or similar Laws.

     Section 4.12  Contracts.
                   ---------

     (a) Section 4.12(a) of the Stockholder Disclosure Schedule lists each of the following written or oral contracts and agreements of the Company (such contracts and agreements being "Company Material Contracts"):

          (i) each contract and agreement for the purchase or lease of personal property (other than leases of mineral interests) with any supplier or for the furnishing of services to the Company with payments greater than $25,000 per year that is either not made in the ordinary course of business or cannot be terminated by the Company without liability with less than 91 days notice;

          (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company is a party or any other contract that compensates any Person based on any sales by the Company;

          (iii) each contract and agreement for the purchase, lease or sublease of real property, other than leases of mineral interests, easements for pipelines, other lease agreements in the ordinary course of oil and gas exploration, production and transportation;

          (iv) all contracts and agreements evidencing indebtedness exceeding $25,000 other than trade indebtedness of the Company and other than debt shown on the Company Reference Balance Sheet, including any contracts and agreements in which the Company is a guarantor of indebtedness;

          (v) all contracts and agreements with any Governmental Entity to which the Company is a party that are either not made in the ordinary course of business or cannot be terminated by the Company without liability with less than 91 days notice;

          (vi) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (vii) all contracts containing confidentiality requirements (including all nondisclosure agreements);

          (viii) all contracts and  agreements  between or among the Company and
     (A) an Affiliate of the Company, (B) any stockholder of the Company or (C) to the Sole Stockholder's Knowledge, any Affiliate of the foregoing;

          (ix) all contracts and agreements relating to the voting and any rights or obligations of a stockholder of the Company;

          (x) all contracts to supply to or distribute to any third party any products or proceeds that are either not made in the ordinary course of business or cannot be terminated by the Company without liability with less than 91 days notice;

          (xi) all contracts regarding the acquisition, issuance or transfer of any securities and each contract affecting or dealing with any securities of the Company, including, without limitation, any restricted stock agreements or escrow agreements;

          (xii)  all  contracts  (other  than  Charter  Documents  and state law
     provisions)  providing  for  indemnification  of  any  officer,   director,
     employee or agent of the Company;

          (xiii) all contracts related to or regarding the performance of consulting, advisory or other services or work of any type by any third party that are either not made in the ordinary course of business or cannot be terminated by the Company without liability with less than 91 days notice;

          (xiv) all other contracts (other than leases of mineral interests and easement agreements and similar instruments that are made in the ordinary course of business for an oil and gas production and transportation company) that have a term of more than 90 days and that may not be terminated by the Company, without penalty or other liability, within 90 days after the delivery of a termination notice by the Company that is a party thereto;

          (xv) any agreement of the Company that is terminable upon, prohibits, requires compensation (or an alteration in economic or other benefits) in connection with, or requires consent in connection with, a Reorganization or a change of ownership or control of the Company;

          (xvi) all other contracts and agreements that contemplate an exchange of consideration with an aggregate value greater than $25,000 that are either not made in the ordinary course of business or cannot be terminated by the Company without liability with less than 91 days notice; and

          (xvii) any agreement to indemnify, hold harmless or defend another Person, and any other agreement of guarantee, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any Person.

     (b) Each Company Material Contract (i) is valid and binding on the Company and, to the Knowledge of the Sole Stockholder, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement shall continue in full force and effect without penalty or other adverse consequence. Except as set forth in Section 4.12(b) of the Stockholder Disclosure Schedule, the Company is not in breach or violation of, or default under, any Company Material Contract and, to the Knowledge of the Sole Stockholder, no other party to any Company Material Contract is in breach or violation thereof or default thereunder.

     (c) The Company will make available to Quest accurate and complete copies of all Company Material Contracts identified in Section 4.12(a) of the Stockholder Disclosure Schedule, including all amendments thereto. Section 4.12(a) of the Stockholder Disclosure Schedule provides an accurate description of the terms of each Company Material Contract that is not in written form.

     (d) Except as set forth in Section 4.12(b) of the Stockholder Disclosure Schedule, to the Sole Stockholder's Knowledge, no event has occurred, and no circumstance or condition exists (including without limitation the transactions contemplated by this Agreement or the consummation thereof), that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a material breach or violation of, or default under, any Company Material Contract, (ii) give any entity the right to declare a default, seek damages or exercise any other remedy under any Company Material Contract, (iii) give any entity the right to accelerate the maturity or performance of any Company Material Contract or (iv) give any entity to the right to cancel, terminate or modify any Company Material Contract.

     Section 4.13  Environmental Matters.
                   ---------------------

     (a) To the Sole Stockholder's Knowledge and except for plugging liability, the Company (i) is in material compliance with all applicable Environmental Laws, (ii) holds all Environmental Permits necessary to conduct the Company's business and (iii) is in material compliance with its Environmental Permits. No modification, amendment, or renewal of an Environmental Permit is pending.

     (b) Except for events occurring in the ordinary course of the production of oil and natural gas that do not require remediation, there has been no spill, discharge, disposal or release of Hazardous Materials by the Company on, in, under or from any real estate now or previously owned or leased by the Company or upon which the Company has conducted operations during the time such real estate has been owned or leased by the Company nor, to the actual knowledge of the Sole Stockholder, were any Hazardous Materials otherwise spilled, discharged, disposed, or released on, in, under or from any real estate now or previously owned or leased by the Company prior to such lease or ownership. There are no Hazardous Materials presently deposited, stored, or otherwise located on, under, in or about the real estate owned or leased by the Company (except in compliance with applicable laws).

     (c) Except for notices regarding the plugging of abandoned oil and gas wells, the Company has not received any notice or other communication concerning any alleged violation of any Environmental Law, whether or not corrected to the satisfaction of the appropriate authority, or notice or other communication from anyone concerning alleged liability for any response costs or remedial action in connection with (1) any real estate owned or leased by the Company or (2) any activities of the Company, or activities for which the Company is alleged to be liable under any Environmental Law. Except for notices regarding the plugging of abandoned oil and gas wells, to the Knowledge of the Sole Stockholder, there exists no writ, injunction, decree, order, judgment or lien outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or, to the best of the Sole Stockholder's Knowledge, threatened, relating to: (1) the occupancy, use, maintenance or operation of any real estate owned or leased by the Company, (2) any alleged violation of Environmental Law by the Company, or (3) the suspected presence of Hazardous Materials on any of the real estate now or previously owned or leased by the Company.

     (d) To the Knowledge of the Sole Stockholder, none of the real property currently owned or leased by the Company has been listed on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list maintained by the State of Kansas or the State of Oklahoma (collectively, the "NPL"). To the Knowledge of the Sole Stockholder, (i) none of the real property formerly owned or leased by the Company is listed on the NPL and (ii) none of the real property formerly owned or leased by the Company is proposed to be listed on the NPL.

     (e) To the Knowledge of the Sole Stockholder and except for agreements for the plugging of abandoned wells, there are no plans or documents, whether or not government approved, including, but not limited to, contingency plans, closure and post-closure plans or consent decrees or settlement agreements which impose environmental obligations on the Company or against any real estate owned or leased by the Company. Except for bonding requirements for operators licenses (which bonds are in place) and except for agreements for the plugging of abandoned wells, to the Knowledge of the Sole Stockholder, there are no requirements, whether by regulation, agreement or otherwise, imposing financial obligations on the Company or on any real estate owned or leased by the Company with respect to environmental conditions which exist, have existed, are occurring or have occurred on this real estate or in connection with or resulting from the conduct of the business by the Company or other activities of the Company.

     (f) Since January 1, 1999, the Company has not been refused insurance coverage, nor has insurance coverage ever been canceled, as a result of the presence of Hazardous Materials on any real estate owned or operated by the Company, violations of Environmental Laws, or due to other concerns relating to matters affecting human health or the environment.

     Section 4.14  Intentionally Omitted.
                   ---------------------

     Section 4.15 Taxes. Except as set forth in Section 4.15 of the Stockholder Disclosure Schedule:

     (a) The Company Reference Balance Sheet properly accrues in accordance with U.S. GAAP all material liabilities for Taxes with respect to all periods through the date thereof. The Company has not incurred any material Tax liability since the date of the Company Reference Balance Sheet, other than in the ordinary course of business and the Company has made adequate provisions for all Taxes since that date in accordance with U.S. GAAP on at least a quarterly basis.

     (b) To the Knowledge of the Sole Stockholder, no Company Tax Returns filed with respect to Taxable years through the Taxable year ended December 31, 2001 are under examination. The Company (or any member of any affiliated or combined group of which the Company has been a member) has not granted any extension or waiver of the limitation period applicable to the examination period for any Company Tax Returns that is still in effect and there is no material claim, audit, action, suit, proceeding, or (to the Knowledge of the Sole Stockholder) investigation now pending or threatened against or with respect to any of the Company in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority has been received by the Company, and, to the Knowledge of the Sole Stockholder, there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to the Company, materially and adversely affect the liability of the Company for Taxes. Except for Permitted Encumbrances, there are no liens for Taxes upon the assets of the Company. The Company is in full compliance with all the terms and conditions of any Tax exemption or other Tax-sharing agreement and the consummation of the Reorganization will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither the Company nor any Person on behalf of the Company has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by the Company. None of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code. The Company has not made nor will the Company make a deemed dividend election under Treas. Reg. ss.1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. The Company has not participated in (nor will the Company participate in) an international boycott within the meaning of Section 999 of the Code. The Company has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and the Company has not engaged in a trade or business within any foreign country. The Company has not elected to be treated as an S corporation under Section 1362 of the Code or any corresponding provision of federal or state Law. The Company is not currently or ever has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which the Company is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4)), 162 (other than 162(a)) or 404 of the Code. The Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal Law as a result of being a member of a group filing consolidated Company Tax Returns, under operation of certain state Laws as a result of being a member of a unitary group, or under comparable Laws of other states or foreign jurisdictions) which includes a party other than the Company nor does the Company owe any amount under any such agreement. The Company is not, nor has the Company ever been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Reorganization, the Company has not been nor will the Company be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Reorganization.

     Section 4.16  Intentionally Omitted.
                   ---------------------

     Section 4.17 Assets; Absence of Liens and Encumbrances. The Company owns, leases or has the legal right to use all of the properties and assets, including, without limitation, real property and personal property, necessary for the conduct of the business of the Company (all such properties and assets are referred to herein as the "Company Assets"). The Company will make available for Quest's review all oil and gas leases and all title information for its pipelines. In addition, the Company shall make available all oil and gas runs and pipeline sales data. The Company represents that such data will be accurate and complete. The Company will make available for Quest's review copies of all title opinions in its possession for the oil and gas leases. Except as set forth in Section 4.17 of the Stockholder Disclosure Schedule and except for Permitted Encumbrances, the Company has good and marketable title to, or, in the case of leased or subleased Company Assets, valid and subsisting leasehold interests in, all the Company Assets, free and clear of all Liens. The equipment of the Company used in the operation of its business is, taken as a whole, in good operating condition and repair, ordinary wear and tear excepted.

     Section 4.18  Intentionally Omitted.
                   ---------------------

     Section 4.19  Intentionally Omitted.
                   ---------------------

     Section 4.20 Certain Interests. Except as set forth in Section 4.20 of the Stockholder Disclosure Schedule and except for the payment of employee compensation in the ordinary course of business, consistent with past practice, the Company has no liability or any other obligation of any nature whatsoever to any stockholder of the Company or any Affiliate thereof or to any officer or director of the Company or, to the Knowledge of the Sole Stockholder, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director.

     Section 4.21  Insurance  Policies.   Upon  request  of Quest,  the  Company
shall make available to Quest all of the Company's certificates of insurance.

     Section 4.22 Restrictions of Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice material to the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted.

     Section 4.23 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the origination, negotiation or execution of this Agreement, the Reorganization or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 4.24 State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to ensure that no restrictions on business combinations or share acquisitions contained in any applicable Law will apply to the Reorganization, the shares of Company Common Stock received by Quest pursuant thereto, the other transactions contemplated by this Agreement or any future transaction involving the Company Common Stock. No other state takeover statute or similar Law is applicable to the Reorganization, the shares of Company Common Stock received by Quest pursuant thereto, the other transactions contemplated by this Agreement or any future transaction between involving the Company Common Stock.

     Section 4.25 Customers and Suppliers. No material customer of the Company has, within the past 12 months, cancelled or otherwise terminated, or made any threat to cancel or terminate, its relationship with the Company.

     Section 4.26 Tax Matters. The Company has not taken or agreed to take any action that would prevent the Reorganization from constituting a reorganization qualifying under Section 368(a)(1)(B) of the Code. The Sole Stockholder has no Knowledge of any agreement, plan or other circumstance that would prevent the Reorganization from qualifying as a tax-free reorganization under Section 368(a)(1)(B) of the Code.

        Section 4.27   Boards of Directors and Officers.
                       --------------------------------

     (a) Immediately prior to the Closing, Jerry D. Cash is the sole Director of the Company. As of the Closing, immediately following the actions contemplated by Section 7.08 hereof, the entire Board of Directors of the Company shall consist of the following two (2) directors: Douglas L. Lamb and Jerry D. Cash.

     (b) Immediately prior to the Closing, the officers of the Company shall consist solely of those individuals (listed together with their respective offices) set forth in Section 4.27(b) of the Stockholder

Disclosure Schedule. The Board of Directors of the Company has the power and authority to remove each of the officers (or other Persons performing similar functions) of the Company, at any time, for any or no reason, without any liability therefor. The exercise of such power or authority (including the actions contemplated by Section 7.08 hereof) will not conflict with or result in a breach of the Charter Documents of the Company, any Company Material Contracts or any applicable Law. As of the Closing, immediately following the actions contemplated by Section 7.08, the officers of the Company shall be identical to the officers of Quest as set forth in Section 3.27(b) of the Quest Disclosure Schedule.

     (c) No officer or director of the Company as of the date hereof (i) has been charged in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors) or (ii) has been a party to any judicial or administrative proceeding during the past five (5) years that sought a judgment, decree or order enjoining such Person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

     Section 4.28  Intentionally Omitted.
                   ---------------------

     Section 4.29  Intentionally Omitted.
                   ---------------------

     Section 4.30  Powers of  Attorney.   There  are  no  outstanding  powers of
attorney executed on behalf of the Company.

     Section 4.31 No Misstatements. No representation or warranty made by the Company or the Sole Stockholder in this Agreement, the Stockholder Disclosure Schedule or any certificate delivered or deliverable pursuant to the terms hereof contains or will contain any untrue statement of a material fact, or omits, or will omit, when taken as a whole, to state a material fact, necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Company and the Sole Stockholder have disclosed to Quest all information that is material to Quest's investment decision with respect to the Reorganization.

      Section 4.32 Additional Representations and Warranties of Company and Sole Stockholder.

     (a) The Company is not subject to an election to be taxed under Subchapter S of the Code;

     (b) The Sole Stockholder's shares of Company Common Stock are not subject to any Lien, right of first refusal, option or other restriction on transfer;

     (c) The reserve study by Cawley, Gillespie provided to Quest is a complete document and true and correct and the Company has no other reserve studies that were made during the past three years (other than reserve studies done by Cawley, Gillespie);

     (d) The Spin-Off will not adversely affect in any manner the value and operation of the remaining assets of the Company;

     (e) The Spin-Off will not result in any adverse Tax consequences for the Company or Quest;

     (f) The Company's source of funds for the loans evidenced by the Quest convertible notes issued to the Company was a capital contribution by the Sole Stockholder and the funds were not loaned by the Sole Stockholder or another Person;

     (g) Within 60 days after the Closing, the Company will provide true and correct audited financial statements for the Company for the two year period ending on the Closing Date at the sole expense of the Sole Stockholder; and

     (h) the Sole Stockholder will cause the Separate Company to enter into a non-compete agreement with the Quest Entities and the Company prohibiting the Separate Company from competing in the geographic areas in which the Quest Entities and the Company are doing business on the day after Closing.

     Section 4.33  No Other Representations  or Warranties.  Except as otherwise
specifically   set  forth  in  this  Agreement,   the  Company  makes  no  other
representation or warranty (express or implied) regarding the Company.

                                   ARTICLE V
                              INTENTIONALLY OMITTED


                                   ARTICLE VI
                              INTENTIONALLY OMITTED


                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

     Section 7.01  Intentionally Omitted.
                   ---------------------

     Section 7.02  Intentionally Omitted.
                   ---------------------

     Section 7.03  Employee Benefits Matters.
                   -------------------------

     (a) All employees of the Company shall continue in their existing benefit plans until such time as, in Quest's sole discretion, an orderly transition can be accomplished to employee benefit plans and programs maintained by Quest for its and its Affiliates' employees in the United States. Quest shall take such reasonable actions, to the extent permitted by Quest's benefits programs, as are necessary to allow eligible employees of the Company to participate in the health, welfare and other employee programs of Quest or alternative benefits programs in the aggregate that are substantially equivalent to those applicable to employees of Quest in similar functions and positions on similar terms (it being understood that equity incentive plans are not considered employee benefits). Pending such action, Quest shall maintain the effectiveness of the Company's benefit plans.

     (b) The Sole Stockholder shall cause the Company and, as applicable, its ERISA Affiliates, to terminate, immediately prior to Closing, any and all group severance, separation or salary continuation plans, programs or arrangements to which any such entity is a party. Quest shall receive from the Company evidence that the plans, programs or arrangements of the Company and, as applicable, each ERISA Affiliate have been terminated pursuant to resolution of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Quest), effective as of the day immediately preceding the Closing Date but contingent on the Closing.

     (c) Except for the Cash Employment Agreement and the Lamb Employment Agreement, Quest, on behalf of itself, the Quest Entities, and, as applicable, their ERISA Affiliates, agree to terminate, immediately prior to Closing, any and all group severance, separation or salary continuation plans, programs or arrangements to which any such entity is a party. The Sole Stockholder shall receive from Quest evidence that such plans, programs and arrangements have been terminated pursuant to resolution of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Stockholder), effective as of the day immediately preceding the Closing Date but contingent on the Closing.

     Section 7.04 Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Reorganization and the other transactions contemplated by this Agreement, (ii) obtain from any Governmental Entity or any other Person all consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by any of the Quest Entities or the Sole Stockholder or any of their Affiliates in connection with the authorization, execution and delivery of this Agreement and the consummation of the Reorganization and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submission, with respect to this Agreement, the Reorganization and the other transactions contemplated by this Agreement required under applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

     Section 7.05 Plan of Reorganization.
                  ----------------------

     (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. Each party hereto shall use its commercially reasonable efforts to cause the Reorganization to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Reorganization from qualifying as a reorganization under the provisions of Section 368(a)(1)(B) of the Code. Neither the Quest Entities, the Company, the Sole Stockholder nor any of their respective Affiliates have taken or will take any action (including the Spin-Off), cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Reorganization to fail to qualify as a reorganization under Section 368(a)(1)(B) of the Code.

     (b) At the Closing, (i) the Sole Stockholder shall deliver to Quest a tax certificate in substantially the form attached hereto as Exhibit D (the "Company Tax Certificate") and (ii) Quest shall deliver to the Sole Stockholder a tax certificate in substantially the form attached hereto as Exhibit E (the "Quest Tax Certificate").

     Section 7.06 No Public Announcement. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Quest and the Sole Stockholder. Thereafter, unless otherwise required by applicable Law, neither Quest nor the Sole Stockholder shall issue any press release or otherwise make any public statements with respect to this Agreement, the Reorganization or any of the other transactions contemplated by this Agreement without the prior written consent of the other.

     Section 7.07 Expenses. Whether or not the Reorganization is consummated, all costs and expenses incurred in connection with this Agreement, the Reorganization and other transactions contemplated by this Agreement (including, without limitation, the fees and expenses of financial advisors, accountants and legal counsel) (i) if incurred by Quest, shall be paid by Quest, (ii) if incurred by the Company, shall be paid by the Company, and (iii) if incurred by the Sole Stockholder, shall be paid by the Sole Stockholder. Notwithstanding the foregoing, the Sole Stockholder will pay or reimburse the Company or Quest for the reasonable expenses related to the Spin-Off and the audit of the financial statements of the Company.

     Section 7.08 Boards of Directors and Officers. As of the Closing, the Board of Directors of Quest shall take the following actions:

      (1)   amend the Quest bylaws so they are consistent with Exhibit G;

     (2) adopt a resolution providing that the number of directors of Quest shall be four (4);

     (3)  elect the following as directors: Jerry D. Cash, Douglas L. Lamb, John
          D. Garrison, and James B. Kite;

     (4)  elect the following:

          Chairman of the Board               Jerry D. Cash
          Co-Chief Executive Officers         Jerry D. Cash and Douglas L. Lamb
          Chief Financial Officer             Jerry D. Cash
          Chief Operating Officer             Douglas L. Lamb
          President                           Douglas L. Lamb
          Treasurer                           Jerry D. Cash
          Secretary                           Jerry D. Cash

     (5) adopt resolutions approving the employment agreements of Douglas L. Lamb and Jerry D. Cash set forth in Exhibits H and I hereto;

     (6) adopt resolutions implementing the allocation and restrictions on authority that are contemplated by such employment agreements; and

     (7) adopt a resolution providing that a contribution in the form of shares of Quest Common Stock shall be made to the Quest Resource Corporation 401(k) Profit Sharing Plan for the plan year ended May 31, 2003 in the amount of 15% of total compensation.

     Section 7.09 Refinancing. Quest shall, and Quest shall cause the other Quest Entities to, cooperate with the Company and the Sole Stockholder in arranging the Refinancing. In connection with the Refinancing, Quest shall cause its corporate counsel to issue opinions regarding Quest and the Quest Entities as reasonably requested by the lenders providing the Refinancing. The Refinancing shall be subject to the approval of the Board of Directors of Quest.

     Section 7.10 Additional Deliveries by Sole Stockholder. At Closing, the Sole Stockholder shall deliver, in form satisfactory to Quest, an indemnification agreement by the Separate Company (as provided in Article X) and a non-compete agreement by the Separate Company (as provided in Article IV).

                                  ARTICLE VIII
                        CONDITIONS TO THE REORGANIZATION

     Section 8.01 Conditions to the Obligations of Each Party. The obligations of the Sole Stockholder and Quest to consummate the Reorganization and the other transactions contemplated by this Agreement are subject to the satisfaction or waiver (where permissible) of the following conditions:

     (a) No Order. No Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order") which is then in effect and has the effect of making the Reorganization illegal or otherwise prohibiting consummation of the Reorganization;

     (b) Intentionally Omitted;

     (c) Amended Bylaws. The Board of Directors of Quest shall have approved and adopted the Amended and Restated Bylaws of Quest, in substantially the form attached hereto as Exhibit G (the "Amended Bylaws"), and such Amended Bylaws shall be in full force and effect;

     (d) Cash Employment Agreement. The Board of Directors of Quest shall have approved, and Quest and Jerry D. Cash shall have entered into an Employment Agreement in substantially the form attached hereto as Exhibit H (the "Cash Employment Agreement");


     (e) Lamb Employment Agreement. The Board of Directors of Quest shall have approved, and Quest and Douglas L. Lamb shall have entered into an Employment Agreement in substantially the form attached hereto as Exhibit I (the "Lamb Employment Agreement");

     (f) Voting Agreement. Each of Jerry D. Cash and Douglas L. Lamb shall have executed and delivered to each other a Voting Agreement in substantially the form attached hereto as Exhibit J; and

     (g) Delegation of Authority. The Board of Directors of Quest shall have adopted resolutions delegating authority to the officers of Quest, which resolutions shall be consistent with the Amended Bylaws, the Cash Employment Agreement and the Lamb Employment Agreement, and shall be mutually acceptable to Quest and the Sole Stockholder.

     Section 8.02 Conditions to the Obligations of Quest. The obligations of Quest to consummate the Reorganization and the other transactions contemplated by this Agreement are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

     (a) Representations and Warranties. Each of the representations and warranties of the Sole Stockholder and the Company contained in this Agreement that are qualified as to materiality or Company Material Adverse Effect, or any similar standard or qualification, shall be true and correct in all respects, and each of the representations and warranties of the Sole Stockholder contained in this Agreement that are not qualified as to materiality or Company Material Adverse Effect, or any similar standard or qualification, shall be true and correct in all material respects, in each case as of the Closing with the same force and effect as if made on and as of the Closing, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and Quest shall have received a certificate of the Sole Stockholder to such effect;

     (b) Agreements and Covenants. The Sole Stockholder and the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Quest shall have received a certificate of the Sole Stockholder to that effect;

     (c) Approvals. Quest shall have received, each in form and substance reasonably satisfactory to Quest, (i) all required authorizations, consents, orders and approvals of all Governmental Entities and officials, if any, and
(ii) all third party consents set forth in Section 8.02(c) of the Quest Disclosure Schedule;

     (d) Tax Certificate. Quest shall have received the Company Tax Certificate, in form and substance satisfactory to Quest in its sole and absolute discretion;

     (e) Intentionally Omitted;

     (f) Stockholder Loans. A loan commitment letter satisfactory to Quest shall provide that the loans from Douglas L. Lamb, Marsha K. Lamb, Helen Marilyn Lamb, and Bonanza Energy Corporation to Quest Oil & Gas Corporation, Ponderosa Gas Pipeline Company, and Quest Resource Corporation as set forth in Section 8.02(f) of the Quest Disclosure Schedule shall be paid in full;

     (g) Intentionally Omitted;

     (h) No Restraints. There shall not be pending or threatened any suit, action, investigation or proceeding to which a Governmental Entity is a party
(i) seeking to restrain or prohibit the consummation of the Reorganization or any of the other transactions contemplated by this Agreement or seeking to obtain from Quest or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation of the Quest Entities or the Company of any material portion of their respective businesses or assets;

     (i) Termination of Employee Plans. The Company shall have terminated the Company Plans set forth on Section 8.02(i) of the Company Disclosure Schedule, and the Company shall have provided Quest with evidence, reasonably satisfactory to Quest, as to the termination of such Company Plans;

     (j) Secretary's Certificate. Quest shall have received a certificate executed by the Secretary of the Company attaching and certifying as to the Company's current Charter Documents, corporate minute book, stock transfer records and the resolutions of the Company's Board of Directors approving and adopting this Agreement and the transactions relating hereto;

     (k) FIRPTA Compliance. The Sole Stockholder shall, prior to the Closing Date, provide Quest with a properly executed Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, in form and substance satisfactory to Quest, which states that the Sole Stockholder is not a foreign person or non-resident alien under Code Section 897;

     (l) Intentionally Omitted;

     (m) Due Diligence. Quest shall have completed its due diligence investigation of the Company, confirming that the business, assets and financial and legal condition of the Company is satisfactory to Quest in Quest's sole and absolute discretion;

     (n) Other Actions. The Sole Stockholder shall have executed and delivered such other documents and instruments and taken such other actions as Quest shall reasonably request in order to carry out the transactions contemplated by this Agreement;

     (o) Financing. A loan commitment letter shall have been issued for new financing for Quest on terms and conditions acceptable to Quest in Quest's sole and absolute discretion (the "Refinancing");

     (p) Additional Documents. Delivery, in form satisfactory to Quest, an indemnification agreement by the Separate Company (as provided in Article X) and a non-compete agreement by the Separate Company (as provided in Article IV).

     Section 8.03 Conditions to the Obligations of the Stockholder. The obligations of the Sole Stockholder to consummate the Reorganization and the other transactions contemplated by this Agreement are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

     (a) Representations and Warranties. Each of the representations and warranties of Quest contained in this Agreement that are qualified as to materiality or Quest Material Adverse Effect, or any similar standard or qualification, shall be true and correct, and each of the representations and warranties of Quest contained in this Agreement that are not qualified as to materiality or Quest Material Adverse Effect, or any similar standard or qualification, shall be true and correct in all material respects, in each case as of the Closing with the same force and effect as if made on and as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Sole Stockholder shall have received a certificate of a duly authorized officer of Quest to such effect;

     (b) Agreements and Covenants. Quest shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and the Company shall have received a certificate of a duly authorized officer of Quest to that effect;

     (c) Approvals. The Sole Stockholder shall have received, each in form and substance reasonably satisfactory to the Sole Stockholder, (i) all required authorizations, consents, orders and approvals of all Governmental Entities and officials, if any, and (ii) all third party consents set forth in Section 8.03(c) of the Stockholder Disclosure Schedule;

     (d) Tax Certificate. The Sole Stockholder shall have received the Quest Tax Certificate, in form and substance satisfactory to the Sole Stockholder in their sole and absolute discretion;

     (e) Personal Guarantees. The personal guarantees of the Sole Stockholder, as set forth in Section 8.03(e) of the Stockholder Disclosure Schedule, shall have been released;

     (f) Stockholder Loans. The loans to the Company from the Sole Stockholder, as set forth in Section 8.03(f) of the Stockholder Disclosure Schedule, shall be paid in full;

     (g) Intentionally omitted;

     (h) No Restraints. There shall not be pending or threatened any suit, action, investigation or proceeding to which a Governmental Entity is a party
(i) seeking to restrain or prohibit the consummation of the Reorganization or any of the other transactions contemplated by this Agreement or seeking to obtain from Quest or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation of the Quest Entities or the Company of any material portion of their respective businesses or assets;

     (i) Secretary's Certificate. The Sole Stockholder shall have received a certificate executed by the Secretary of Quest attaching and certifying as to each of the Quest Entities' current Charter Documents and the resolutions of Quest's Board of Directors approving and adopting this Agreement and the transactions relating hereto;

     (j) FIRPTA Compliance. Quest shall, prior to the Closing Date, provide the Sole Stockholder with a properly executed Foreign Investment in Real Property
Tax  Act  of  1980  ("FIRPTA")   Notification

Letter, in form and substance satisfactory to the Company, which states that Quest is not a foreign corporation under Code Section 897;

     (k) Board and Officer Resignations. The actions set forth in Section 7.08 are completed;

     (l) Termination of the Company's Agreements. The Sole Stockholder shall have been furnished evidence satisfactory to it that all rights, if any, granted by any of the Quest Entities to their respective stockholders and in effect prior to the Closing, including, but not limited to, rights of co-sale, voting, registration, first refusal, first offer, preemptive, board observation or information or operational covenants, shall have terminated prior to the Closing Date;

     (m)  Intentionally omitted;

     (n) Due Diligence. The Sole Stockholder shall have completed its due diligence investigation of the Quest Entities, confirming that the business, assets and financial and legal condition of each of the Quest Entities is satisfactory to the Sole Stockholder in the Sole Stockholder's sole and absolute discretion;

     (o) Financing. A loan commitment letter shall have been issued for the Refinancing on terms and conditions acceptable to the Sole Stockholder in the Sole Stockholder's sole and absolute discretion; and

     (p) Other Actions. Quest shall have executed and delivered such other documents and instruments and taken such other actions as the Sole Stockholder shall reasonably request in order to carry out the transactions contemplated by this Agreement.

                                   ARTICLE IX
                              INTENTIONALLY OMITTED



                                   ARTICLE X
                                INDEMNIFICATION

     Section 10.01 Survival of Representations and Warranties. The representa-tations and warranties of Quest, the Company and the Sole Stockholder contained in this Agreement and any certificate delivered pursuant hereto shall survive the Closing for a period of three (3) years. Neither the period of survival nor the liability for each party's representations and warranties shall be reduced by any investigation made at any time (whether before or after the Closing) by or on behalf of any party or by any actual, implied or constructive Knowledge or notice of any facts or circumstances that either party may have as a result of any such investigation or otherwise. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by any party, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

     Section 10.02  Indemnification.
                    ---------------

     (a) After the Closing, Quest shall indemnify and hold harmless the Sole Stockholder from and against any and all liabilities, losses, damages of any kind, diminution in value, claims, costs, expenses, fines, fees, deficiencies, interest, awards, judgments, amounts paid in settlement and penalties (including, without limitation, attorneys', consultants' and experts' fees and expenses and other costs of defending, investigating or settling claims) suffered, incurred, accrued (in accordance with U.S. GAAP) or paid by the Sole Stockholder (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (hereinafter, a "Loss"), without adjustment for any tax deduction relating thereto, arising out of or resulting from:

          (i) any inaccuracy or breach of any representation or warranty made by Quest in this Agreement or in any certificate delivered pursuant hereto; and

          (ii) the breach of any covenant or agreement made by Quest in this Agreement or in any certificate delivered pursuant hereto.

     (b) After the Closing, the Sole Stockholder shall indemnify and hold harmless Quest from and against any and all Losses, without adjustment for any tax deduction relating thereto, arising out of or resulting from:

          (i) any inaccuracy or breach of any representation or warranty made by the Sole Stockholder or the Company in this Agreement or in any certificate delivered pursuant hereto; and

          (ii) the breach of any covenant or agreement made by the Sole Stockholder or the Company in this Agreement or in any certificate delivered pursuant hereto.

     (c) At Closing, the Sole Stockholder and the Separate Corporation shall deliver an agreement (which shall be in form and substance satisfactory to Quest and the Sole Stockholder) providing that the Separate Corporation and the Sole Stockholder shall be jointly and severally obligated to indemnify any Quest Entity and the Company and hold any Quest Entity and the Company harmless from and against any and all Losses suffered by any Quest Entity or the Company after the Closing, without adjustment for any tax deduction relating thereto, arising out of or resulting from or attributable to the ownership or operation of the Separate Corporation's assets by the Company prior to the Closing.

     (d) As used herein, "Losses" are not limited to matters asserted by third parties, but include Losses incurred or sustained by (i) the Sole Stockholder, on the one hand, or (ii) Quest, on the other, in the absence of claims by third parties.

     Section 10.03  Indemnification Procedures.
                    --------------------------

     (a) For purposes of this Section 10.03, a party against which indemnification may be sought is referred to as the "Indemnifying Party" and the party which may be entitled to indemnification is referred to as the "Indemnified Party".

     (b) The  obligations  and  liabilities of  Indemnifying  Parties under this
Article X with respect to Losses arising from actual or threatened claims or demands by any third party which are subject to the indemnification provided for in this Article X ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release an Indemnifying Party from any of its obligations under this Article X except to the extent that such Indemnifying Party is materially prejudiced by such failure. The notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim, and the amount or good faith estimate of the amount arising therefrom.

     (c) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the

Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim through counsel of its choice (such counsel to be reasonably acceptable to the Indemnified Party) if it gives notice of its intention to do so to the Indemnified Party within 15 Business Days of the receipt of such notice from the Indemnified Party; provided, however, that, without the Indemnified Party's written consent, the Indemnifying Party shall not have the right to assume the defense of the Third Party Claim if (i) any such claim seeks, in addition to or in lieu of monetary losses, any injunctive or other equitable relief, (ii) there is reasonably likely to exist a conflict of interest that would make it inappropriate (in the judgment of the Indemnified Party in its reasonable discretion) for the same counsel to represent both the Indemnified Party and the Indemnifying Party, or (iii) settlement of, or an adverse judgment with respect to, the Third Party Claim may establish (in the good faith judgment of the Indemnified Party) a precedential custom or practice adverse to the business interests of the Indemnified Party or would increase the Tax liability of the Indemnified Party; provided further, that if by reason of the Third Party Claim a Lien, attachment, garnishment, execution or other encumbrance is placed upon any of the property or assets of such Indemnified Party, the Indemnifying Party, if it desires to exercise its right to assume such defense of the Third Party Claim, must agree to furnish a satisfactory indemnity bond to obtain the prompt release of such Lien, attachment, garnishment, execution or other encumbrance. If the Indemnifying Party assumes the defense of a Third Party Claim, it will conduct the defense actively, diligently and at its own expense, and it will hold all Indemnified Parties harmless from and against all Losses caused by or arising out of any settlement thereof. The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably requested by the Indemnifying Party. Except with the written consent of the Indemnified Party (not to be unreasonably withheld), the Indemnifying Party will not, in the defense of a Third Party Claim, consent to the entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving to the Indemnified Party by the third party of a release from all liability with respect to such suit, claim, action, or proceeding; and (ii) unless there is no finding or admission of (A) any violation of Law by the Indemnified Party (or any Affiliate thereof), (B) any liability on the part of the Indemnified Party (or any Affiliate thereof) or (C) any violation of the rights of any Person and no effect on any other claims of a similar nature that may be made by the same third party against the Indemnified Party (or any Affiliate thereof).

     (d) In the event that the Indemnifying Party fails or elects not to assume the defense of an Indemnified Party against such Third Party Claim which the Indemnifying Party had the right to assume pursuant to Section 10.03(c), the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to defend or prosecute such claim in any manner as it may reasonably deem appropriate and may settle such claim after giving written notice thereof to the Indemnifying Party, on such terms as such Indemnified Party may deem appropriate, and the Indemnified Party may seek prompt reimbursement (in accordance with Section 10.04 hereof) for any Losses and reasonable attorney's fees incurred in connection with such settlement. If no settlement of such Third Party Claim is made, the Indemnified Party may seek prompt reimbursement (in accordance with Section 10.04 hereof) for any Losses arising out of any judgment rendered with respect to such claim. If the Indemnifying Party does not elect to assume the defense of a Third Party Claim which it has the right to assume hereunder, the Indemnified Party shall have no obligation to do so.

     (e) In the event that the Indemnifying Party is not entitled to assume the defense of the Indemnified Party against such Third Party Claim pursuant to
Section 10.03(c), the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to defend or prosecute such claim and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may reasonably deem appropriate after giving written notice thereof to the Indemnifying Party, and the Indemnified Party shall be entitled to prompt reimbursement (in accordance with Section

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10.04  hereof)  for any Losses  incurred  in  connection  with such  judgment or settlement. In such case, the Indemnified Party shall conduct the defense of the Third Party Claim actively and diligently, and the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably requested by the Indemnified Party. If no settlement of such Third Party Claim is made, the Indemnified Party shall be entitled to prompt reimbursement (in accordance with Section 10.04 hereof) for any Losses and reasonable attorney's fees arising out of any judgment rendered with respect to such claim.

     Section 10.04 Manner of Reimbursement. Notwithstanding anything herein to the contrary: (a) Quest shall satisfy its indemnification obligations under
Section 10.02(a) hereof with shares of Quest Common Stock; provided, that, for purposes of such indemnification, such shares of Quest Common Stock shall be deemed to have a value of $1.00 per share (regardless of its then current trading price on any exchange or trading system); and (b) the Sole Stockholder shall satisfy his indemnification obligations under Section 10.02(b) hereof with cash.

                                   ARTICLE XI
                               GENERAL PROVISIONS

     Section 11.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.01):

    (a)   if to Quest:    Quest Resource Corporation
                          P.O. Box 100
                          701 East Main
                          Benedict, KS 66714
                          Facsimile No.:   (620) 698-3030
                          Attention:  President

    (b)   if to the Company or the Sole Stockholder or the Separate Corporation:

                          Jerry D. Cash
                          914 N.W. 73rd Street
                          Oklahoma City, OK  73116
                          Facsimile No.:  (405) 840-9897

     Section 11.02 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     Section 11.03 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 11.04 Incorporation of Exhibits. The Stockholder Disclosure Schedule, the Quest Disclosure Schedule, and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     Section 11.05 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or in equity.

     Section 11.06 Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Kansas applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law.

     Section 11.07 Time of the Essence. For purposes of this Agreement and the transactions contemplated by this Agreement, time is of the essence.

     Section 11.08 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     Section 11.09 Construction.
                    -----------

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

     Section 11.10 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     Section  11.11  Headings.   The  descriptive  headings  contained  in  this
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 11.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 11.13 Entire Agreement. This Agreement (including the Exhibits, the Stockholder Disclosure Schedule and the Quest Disclosure Schedule) and the Non-Disclosure Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

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


      IN WITNESS WHEREOF, each of Quest, the Company and the Sole Stockholder have caused this Agreement to be executed by its respective officer thereunto duly authorized as of the date first written above.


                                       QUEST RESOURCE CORPORATION


                                       By:  /s/ Douglas L. Lamb
                                            ----------------------------------
                                             Douglas L. Lamb
                                             President


                                       STP CHEROKEE, INC.


                                       By:  /s/ Jerry D. Cash
                                            ----------------------------------
                                             Jerry D. Cash
                                             President


                                       SOLE STOCKHOLDER

                                       /s/ Jerry D. Cash
                                       ----------------------------------------
                                       Jerry D. Cash